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Filed Pursuant to Rule 424(b)(2)

File Nos. 333-104444
333-104444-01
333-104444-02

Prospectus Supplement
(To Prospectus dated April 25, 2003)

Prudential Financial, Inc.

$3,000,000,000
Medium-Term Notes, Series B
Due One Year or More from Date of Issue

We may offer from time to time up to an aggregate principal amount of $3,000,000,000 (or the equivalent in one or more foreign currencies, including the euro) of our medium-term notes as a class of our debt securities entitled Medium-Term Notes, Series B. The following terms may apply to the notes.

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Mature one year or more from the date of issue

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Fixed or floating interest rate, or issued with original issue discount; a floating interest rate may be based on one or more of the following base rates plus or minus a spread or spread multiplier:

—
CD rate

—
Commercial paper rate

—
CMT rate

—
LIBOR

—
Prime rate

—
Treasury rate

—
Eleventh district cost of funds rate

—
Federal funds rate

—
Another rate set forth in a pricing supplement

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Amount of principal or interest may be determined by reference to an index or formula

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May be book-entry form only

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Not subject to redemption at the option of Prudential Financial, Inc. or repayment at the option of the holder unless otherwise specified in the pricing supplement

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May be issued as amortizing notes

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Interest on fixed rate notes and floating rate notes will be paid on the dates specified in the pricing supplement

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Minimum denominations of $1,000 and integral multiples of $1,000

We will specify final terms for each note in the applicable pricing supplement, which may be different from the terms described in this prospectus supplement.

See "Risk Factors" beginning on page S-4 to read about factors you should consider before investing in any notes.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

Unless otherwise specified in the applicable pricing supplement, the price to the public for the notes will be 100% of their principal amount. If we sell all of the notes, we expect to receive proceeds of between $2,977,500,000 and $2,995,500,000 after paying the agents' discounts and commissions (ranging between 0.150% and 0.750%) of between $4,500,000 and $22,500,000 and before deducting expenses payable by us.

We are offering the notes on a continuing basis to or through the agents listed below acting as principal or agent. We may also sell the notes other than to or through the agents below.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of any note. In addition, Prudential Securities Incorporated or any of our other affiliates may use this prospectus supplement in a market-making transaction in any note after its initial sale.

JPMorgan

Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Citigroup
Lehman Brothers
Wachovia Securities

April 25, 2003

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities they describe, but only under circumstances and in jurisdictions where it is lawful to do so. The information provided by or incorporated by reference in this prospectus supplement and the accompanying prospectus may only be accurate on the date of the document containing the information.

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SUMMARY DESCRIPTION OF NOTES

        The following summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this prospectus supplement. A pricing supplement will describe the specific terms and provisions of the applicable notes, which may differ from those set forth in this prospectus supplement. In that case, the terms and provisions specified in the pricing supplement will supersede the description of the notes in this prospectus supplement to the extent inconsistent with it. References in this prospectus supplement to the "Company," "Prudential Financial, Inc.," "Prudential," "we," "us" or "our" refer to Prudential Financial, Inc. only and not its consolidated subsidiaries.

Issuer	Prudential Financial, Inc., a New Jersey corporation.
Security	Medium-Term Notes, Series B, Due One Year or More from Date of Issue.
Amount
Up to an aggregate principal amount of $3,000,000,000 (or the equivalent in one or more foreign currencies, including the euro) at any one time outstanding. We may at any time increase the amount of the program.
Maturities	One year or more from date of issue, as specified in the applicable pricing supplement.
Offering Price	100%, unless otherwise specified in the applicable pricing supplement.
Denominations
The notes will be denominated and payable in U.S. dollars (or the equivalent in one or more foreign currencies, including the euro) and issued in fully registered form, without coupons, in minimum denominations of $1,000 and in integral multiples of $1,000.
Form
We may issue the notes in book-entry form only. The notes will be represented by one or more fully registered global notes without coupons deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, to which we refer as "DTC," in New York, New York.

Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records, which DTC and its direct and indirect participants maintain. Any beneficial interest in a note may not be exchanged for notes in certificated form except in the limited circumstances described in this prospectus supplement.
Interest Rate
Other than with respect to zero coupon notes, we will pay interest on the notes at fixed or floating rates that may be determined by reference to one or more interest rate or exchange rate indices or other indices or base rates, which in turn may be adjusted by a spread and/or a spread multiplier and which may be subject to a maximum interest rate and/or a minimum interest rate, in each case as specified in the applicable pricing supplement. The base rates include:
	•	the CD rate,
	•	the commercial paper rate,
	•	the CMT rate,
	•	LIBOR,
	•	the prime rate,
	•	the treasury rate,
	•	the eleventh district cost of funds rate,
	•	the federal funds rate, and
	•	any other domestic or foreign interest rate or exchange rate indices or other indices as we may describe in the note and related pricing supplement.
We may not pay interest on certain notes issued at a discount from the principal amount payable at maturity. We may also issue amortizing notes from time to time.
Interest Payments	Unless otherwise specified in the applicable pricing supplement,
	•	we will pay interest on fixed rate notes semi-annually on each March 15 and September 15 and at the stated maturity or upon earlier redemption or repayment, if any, of the notes, and
•
we will pay interest on floating rate notes monthly, quarterly, semi-annually or annually, as specified in the applicable pricing supplement, and at the stated maturity or upon earlier redemption or repayment, if any, of the notes.
Interest Rate Computation	Unless otherwise specified in the applicable pricing supplement,
	•	interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months and
•
interest on floating rate notes will be computed on the basis of a daily interest factor computed by dividing the interest rate applicable for such day by 360, or by the actual number of days in the year, in the case of a floating rate note bearing interest at a rate determined by reference to the treasury rate or the CMT rate.
Redemption/Repayment
Unless otherwise specified in the applicable pricing supplement, we will not have the option to redeem the notes, and noteholders will not have the option to repay the notes, prior to their stated maturities.
Ranking
The notes are direct, unsubordinated and unsecured obligations of Prudential Financial, Inc., and will rank pari passu with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Method of Offering
We are offering the notes on a continuing basis to or through the agents, who may purchase notes as principal from us for resale to investors and other purchasers. The offering prices for the notes may vary, according to prevailing market prices as determined by the applicable agent or agents at the time of resale, or, if so agreed, we may offer notes at a fixed offering price set forth in the applicable pricing supplement.

Additionally, if we agree with the applicable agent, that agent may use its reasonable efforts on an agency basis to solicit offers to purchase notes at 100% of their principal amount, unless otherwise specified in the applicable pricing supplement.
In addition, we may sell notes other than to or through the agents under the circumstances described in this prospectus supplement.

We reserve the right to withdraw, cancel or modify the offering contemplated by this prospectus supplement without notice. We have not established a termination date for the offering of the notes. We, or any agent, may reject any offer to purchase notes in whole or in part.
Trustee	The notes will be issued pursuant to our senior debt securities indenture, which is a contract between JPMorgan Chase Bank, as trustee, and us. The trustee will also act as paying agent.
Governing Law	The notes described in this prospectus supplement will be governed by the laws of the State of New York.
Further Issues
We may, without the consent of any holders of any notes, from time to time issue notes with the same terms as notes previously issued, or the same terms except for the issue date, the first payment of interest or the issue price. These additional notes may be consolidated to form a single series with the outstanding notes.
Other Provisions
The notes we will issue from time to time may have terms and provisions that differ from those described in this prospectus supplement. In that event, the terms and provisions will be specified in the applicable pricing supplement, and will supersede the description of the notes in this prospectus supplement to the extent inconsistent with it.
Settlement	Unless otherwise specified in the applicable pricing supplement, we will settle sales of notes in immediately available funds three business days after the trade date.
Use of Proceeds	We will use the net proceeds to us from the sale of the notes for the purpose of making loans to our affiliates and for other general corporate purposes.

RISK FACTORS

An investment in the notes involves risks related to the fact that we are a holding company. We summarize these risks under "Description of Debt Securities We May Offer—Prudential Financial is a Holding Company" in the accompanying prospectus.

        If we offer notes that are denominated in a currency other than U.S. dollars, the following additional risks may apply to your notes:

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You

        An investment in foreign currency notes, which are notes denominated in a currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars.

        Such risks include, but are not limited to:

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  the possibility of significant market changes in rates of exchange between U.S. dollars and such specified currency;

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  the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to such specified currency; and

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  the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

        Such risks generally depend on factors over which we have no control and that cannot be readily foreseen. These include:

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  economic events;

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  political events; and

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  the supply of, and demand for, the relevant currencies.

        In recent years, rates of exchange between the U.S. dollar and some foreign currencies in which the notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative of fluctuations that may occur in that rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield of such foreign currency note below its coupon rate and could result in a substantial loss to the investor on a U.S. dollar basis.

        Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium or interest on a foreign currency note. Such exchange controls may restrict or prohibit payments of principal, any premium or interest denominated in any such specified currency.

        Even if there are no actual exchange controls, it is possible that such specified currency would not be available to us when payments on such notes are due because of circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars.

        The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of other countries regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes.

        Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

The Unavailability of Currencies Could Result in a Substantial Loss to You

        Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is

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  unavailable due to the imposition of exchange controls or other circumstances beyond our control;

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  no longer used by the government of the country issuing such currency; or

  •
  no longer used for the settlement of transactions by public institutions of the international banking community then all payments on such note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise specified in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which such note shall have been issued.

        If the specified currency of a note is officially redenominated, other than as a result of conversion to the euro, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

  •
  any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

  •
  any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

        Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars may be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You

        The notes will be governed by, and construed in accordance with, the law of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides that a judgment or decree awarded in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment or decree awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

        If we issue indexed notes, the following additional risks may apply to your notes:

An Investment in Indexed Notes Entails Significant Risks Not Associated with a Similar Investment in Fixed or Floating Rate Debt Securities

        An investment in notes that are indexed, as to principal, premium, if any, and/or interest, to one or more currencies or composite currencies, including exchange rates and swap indices between currencies or composite currencies, commodities, securities, basket of securities or securities indices, interest rates or other indices, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security.

        These risks include the possibility that an index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed or floating rate debt security issued by us at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that you, as the investor, could lose all or a substantial portion of principal and/or premium, if any, payable on the maturity date. These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

        Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of certain indices have been highly volatile, and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

        Any optional redemption feature of any notes might affect their market value. Since we may be expected to redeem notes when prevailing interest rates are relatively low, an investor generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the current interest rate on the notes.

        The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable index or indices, including the complexity and volatility of the index or indices, the method of calculating the principal, premium, if any, and/or interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed notes.

        In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield. You should not purchase such notes unless you understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

        Finally, our credit ratings may not reflect the potential impact of all risks related to structure and other factors on the market value of the notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

INFORMATION IN THE PRICING SUPPLEMENT

        The pricing supplement will describe one or more of the following terms of your note:

  •
  the stated maturity;

  •
  the specified currency or currencies for principal and interest, if not U.S. dollars, and any special considerations relating to that currency or those currencies, including the exchange rate agent, which will determine the relevant exchange rates, and the method of payment with respect to the notes;

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  the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date. If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Prudential Securities Incorporated or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note;

  •
  whether your note is a fixed rate note, a floating rate note or an indexed note;

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  if your note is a fixed rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates, if different from those stated below under "Description of the Notes—Interest; Fixed Rate Notes";

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  if your note is a floating rate note, the interest rate basis, which may be one of the nine base rates described in "Description of the Notes—Interest; Floating Rate Notes" below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; and the interest reset, determination, calculation and payment dates, all of which we describe under "Description of the Notes—Interest; Floating Rate Notes" below;

  •
  if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your note will be exchangeable for or payable in cash, securities of an issuer other than Prudential Financial, Inc. or other property;

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  if your note is an original issue discount note, the yield to maturity;

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  if applicable, the circumstances under which your note may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

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  the depositary for your note, if other than DTC, and any circumstances under which the holder may request notes in non-global form, if we choose not to issue your note in book-entry form only; and

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  any other terms of your note, which could differ from those described in this prospectus supplement and the accompanying prospectus.

AGENTS

        We have appointed J.P. Morgan Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Lehman Brothers Inc. and Wachovia Securities, Inc. as the agents for the offering of the notes.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of notes for the purpose of making loans to our affiliates and for other general corporate purposes.

        We will receive the net proceeds only from sales of the notes made in connection with their original issuance. We have not received, and do not expect to receive, any proceeds from resales of the notes by any of the agents named on the cover of this prospectus supplement or any of our affiliates in market-making transactions.

DESCRIPTION OF THE NOTES

        Investors should carefully read the description of the terms and provisions of our debt securities and our senior debt securities indenture under "Description of Debt Securities We May Offer" in the accompanying prospectus. That section, together with this prospectus supplement and the applicable pricing supplement, summarizes all the material terms of our senior debt securities indenture and your note. They do not, however, describe every aspect of our senior debt securities indenture and your note. For example, in this section entitled "Description of the Notes," the accompanying prospectus and the applicable pricing supplement, we use terms that have been given special meanings in our senior debt securities indenture, but we describe the meanings of only the more important of those terms.

General

  How the Notes rank against our Other Debt

        The notes will be issued by, and will be direct, unsubordinated and unsecured debt obligations of the Company. The notes will rank pari passu among themselves and with all our other unsecured and unsubordinated indebtedness from time to time outstanding.

  We may issue Notes with Different Terms

        We may, from time to time, issue notes with terms and provisions that differ from those described in this prospectus supplement. In such event, the terms and provisions of those notes will be set forth in the applicable notes and related pricing supplement, which terms will supersede the description of the notes contained in this prospectus supplement to the extent inconsistent with it. The description of certain provisions of the notes set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the specific terms and provisions of the notes.

        We are offering the notes on a continuing basis. The notes will mature on any day one year or more from their original date of issue. Unless otherwise specified in the applicable pricing supplement, the notes will bear interest at fixed rates or at floating rates determined by reference to one or more of the base rates described below as adjusted by any spread and/or spread multiplier and subject to any maximum interest rate and/or minimum interest rate we may apply to such notes until their principal is paid or duly made available for payment.

  When we will pay Interest on the Notes

        We will pay interest on each interest payment date to the person in whose name a note is registered at the close of business on the regular record date, as defined in the accompanying prospectus, immediately preceding the applicable interest payment date. You should note, however, that the first payment of interest on any note issued between a regular record date and the related interest payment date will be made on the second interest payment date succeeding the original issue date to the person in whose name a note is registered on the regular record date with respect to such second interest payment date.

        Furthermore, we will pay the interest payable at stated maturity, or upon any earlier redemption or repayment date, to which we refer as a "maturity date," of a note to the person to whom principal is payable on such maturity date. Any such interest on a note not punctually paid or duly provided for on any interest payment date will immediately cease to be payable to its holder at the close of business on the relevant regular record date and we may pay that defaulted interest either:

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  to the person in whose name such note is registered at the close of business on a special record date for the payment of such defaulted interest fixed by the trustee, notice of which shall be given to the noteholders by mail sent to their registered addresses not less than ten days prior to such special record date, or

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  at any time in any other lawful manner.

        Each interest payment in respect of a note will include the amount of interest accrued during the period, to which we refer as an "interest period," from and including the original issue date or, if interest payable on any interest payment date has been paid or duly provided for, from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for to but excluding the applicable interest payment date or the maturity date, as the case may be.

        We may change interest rates or formulas and other terms of the notes described in this prospectus supplement from time to time, but no such change will affect any note already issued or as to which we have accepted an offer to purchase.

  Form, Denomination and Currency of the Notes

        The notes will be issued in fully registered form in minimum denominations of $1,000 and integral multiples of $1,000 or their equivalents in the applicable foreign currency or currencies. The $1,000 minimum purchase applies to notes of each stated maturity and interest rate, or method of calculating interest, and may not be spread among different stated maturities or interest rates, or methods of calculating interest, unless otherwise specified in the applicable pricing supplement. The notes will be denominated and payable in U.S. dollars or in foreign currency or currencies, including the euro, as specified in the applicable pricing supplement.

  Legal Ownership and Transfer of the Notes

        Notes will be issued in book-entry form and will be represented by one or more global notes, which will be deposited with a custodian for DTC and registered in the name of DTC's nominee, Cede & Co. You may transfer or exchange book-entry notes only through DTC. For information with respect to payments of principal of and premium, if any, and interest on book-entry notes and how to transfer or exchange them, see "—Book-Entry Notes" below. In addition, registration of transfer or exchange of certificated notes, if any are issued, will be made at the office of the trustee listed below under "—Payment Mechanisms for Certificated Notes, if any." No service charge will be made by us or the trustee for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the transfer or exchange, other than exchanges not involving any transfer.

  Payment Mechanisms for Certificated Notes, if any

        If any book-entry notes are exchanged for certificated notes under the limited circumstances described below under "—Book-Entry Notes," and you are a holder of certificated notes, the following will apply:

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  We will make interest payments, other than interest payable on a maturity date, by check mailed to the holders of certificated notes.

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  If you are a holder of at least $10,000,000 aggregate principal amount of certificated notes, whether having identical or different terms and provisions, you may receive your interest payments by wire transfer as follows: you must notify the trustee in writing at its office address listed below, or at any other address that the trustee has provided to you by mail, on or before the regular record date before an interest payment date, other than a maturity date, that you choose to have the interest on all your notes payable on that interest payment date and all subsequent interest payment dates paid by wire transfer of immediately available funds to an account at a bank in The City of New York, or in another city that we agree to, designated by you. This payment method will apply until you give the trustee written notice to the contrary. We will not pay interest by wire transfer if you designate an account with a bank that has no facilities to receive wire transfers.

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  We will pay the principal of and premium, if any, and interest on any certificated note that is due on that note's maturity date in immediately available funds against presentation of that certificated note at the office of the trustee in The City of New York, which on the date of this prospectus supplement is located at 4 New York Plaza (15th Floor), New York, New York 10004. Alternatively, we will make this payment at any other office or agency of the trustee in The City of New York that the trustee may designate to you in writing. However, if this payment is to be made by wire transfer, the trustee must have received appropriate wire transfer instructions in writing from you at least two business days, as defined below under "—Business Day Convention," prior to the maturity date.

  No sinking fund, redemption or repayment before maturity unless otherwise specified

        The notes will not be subject to any sinking fund, unless otherwise provided for in the applicable pricing supplement. Except as provided in the following sentence and under "—Redemption at Our Option" or "—Repayment at the Option of Holder" below, the notes will not be subject to redemption by us or to repayment at the option of the holders prior to their stated maturity. If specified in the applicable pricing supplement, a note may, prior to its stated maturity, be subject to redemption, in whole or in part, at our option or be subject to repayment, in whole or in part, at the option of its holder, or both. The notes and the applicable pricing supplement will set forth the terms of any redemption or repayment, including the date or dates on which, or period or periods during which, and the price for which we may redeem, or you may repay, any note.

  The notes will be issued under our Senior Debt Securities Indenture

        The notes will be issued pursuant to the senior debt securities indenture, which is a contract between JPMorgan Chase Bank, as trustee, and us. The trustee will also act as paying agent. A copy of the senior debt securities indenture is available for inspection during normal business hours at the office of the trustee referred to below.

        The trustee under the senior debt securities indenture has two main roles: first, the trustee can enforce your rights against us if we default. Second, the trustee performs administrative duties for us, such as sending you interest payments and notices. However, there are limitations on the extent to which the trustee acts on your behalf, which we describe under "Description of Debt Securities We May Offer—Default and Related Matters" in the accompanying prospectus. We and the trustee may treat the person in whose name a note is registered as the owner and holder of such note for the purpose of receiving payments of principal of and premium, if any, and, subject to the record date provisions of the notes, interest on such note and for all other purposes whatsoever.

        Any money deposited with the trustee and remaining unclaimed for one year after the date upon which the payment of principal of and/or premium, if any, and/or interest on any note to which that deposit relates will become due and payable will be promptly repaid to us. After that repayment, the holder of any note entitled to receive the payment to which that deposit relates must look only to us for that payment.

        Our senior debt securities indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes or our senior debt securities indenture, except as described under "Description of Debt Securities We May Offer—Restrictive Covenants" in the accompanying prospectus.

  We will replace notes under the following circumstances

        In case any note is mutilated, destroyed, lost or stolen, we will execute and, upon our request, the trustee will authenticate and deliver, a new note with identical terms and provisions and in a like principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on that note, in exchange for or in lieu of that old note. In case that old note is destroyed, lost or stolen, the applicant for a substituted note must furnish to us and the trustee a security or indemnity as we and the trustee may require. In addition, in every case of destruction, loss or theft of a note, the applicant must also furnish to us and the trustee satisfactory evidence of destruction, loss or theft and of ownership of the note.

        Upon the issuance of any substituted note, we and the trustee may require applicants for substituted notes to cover our expenses. In case a note has matured or is about to mature and is mutilated, destroyed, lost or stolen, we may, instead of issuing a substitute note, pay or authorize the payment of the note, without surrender of the note except in the case of a mutilated note, upon compliance by the holder with the requirement above.

  Original Issue Discount Notes

        We may issue the notes as "original issue discount notes." An original issue discount note is a note, including any note that does not provide for the payment of interest prior to its maturity date, which is issued at a price lower than its principal amount and which provides that upon redemption, repayment or acceleration of its stated maturity an amount less than its principal amount will be payable. If an original issue discount note is redeemed, repaid or accelerated prior to its stated maturity, the amount payable to the holder of such a note will be determined in accordance with the terms of the note, but will be an amount less than the amount payable at the stated maturity of such a note. Original issue discount notes and other notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See "Certain Federal Income Tax Considerations" below.

  Business Day Convention

        As used herein, "business day" means (1) any day that is (a) neither a Saturday or Sunday, nor a legal holiday nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close and, (b) with respect to any floating rate note for which LIBOR is an applicable Base Rate, a London Business Day; (2) if a note is denominated in a specified currency other than U.S. dollars or euros, a day that is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and (3) if the specified currency of a note is euros, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system is open for business. "London business day" means a day on which commercial banks are open for business, including for dealings in the Designated LIBOR currency as defined under "—Interest; Floating Rate Notes—LIBOR," in London.

Interest; Fixed Rate Notes

        Each fixed rate note (other than zero coupon notes) will bear interest from and including its original issue date at the yearly rate specified on its face until its principal amount is paid or duly made available for payment. Unless otherwise specified in the applicable note and related pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

        Unless otherwise specified in the applicable pricing supplement, we will pay interest on fixed rate notes semi-annually on March 15 and September 15 of each year and on the maturity date. The "regular record date" for each interest payment date above, other than the maturity date, will be March 1 or September 1, as the case may be, whether or not such date is a business day, immediately preceding the applicable interest payment date. If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue for the period following the interest payment date or the maturity date, as the case may be.

Interest; Floating Rate Notes

        Interest on floating rate notes will be determined by reference to one or more base rates, which will include:

  •
  the CD rate,

  •
  the commercial paper rate,

  •
  the CMT rate,

  •
  LIBOR,

  •
  the prime rate,

  •
  the treasury rate,

  •
  the eleventh district cost of funds rate,

  •
  the federal funds rate, or

  •
  any other domestic or foreign interest rate or exchange rate indices or other indices as we may describe in the note and applicable pricing supplement.

The related base rate will be based upon the index maturity, as defined below under "—General Features," if applicable, and adjusted by a spread and/or spread multiplier, if any, as specified in the applicable pricing supplement. In addition, a floating rate note may bear interest that is calculated by reference to two or more base rates determined in the same manner as the base rates are determined for the types of floating rate notes described above. Each floating rate note will specify the base rate or rates applicable to it.

  General Features

        Base Rates, Spreads and Spread Multipliers.    The interest rate on each floating rate note will be calculated by reference to one or more specified base rates, in either case plus or minus any applicable spread, and/or multiplied by any applicable spread multiplier. The "index maturity" is the period to maturity of the instrument or obligation from which the base rate or rates are calculated, if applicable, as specified in the applicable pricing supplement. The "spread" is the number of basis points to be added to or subtracted from the base rate or rates applicable to a floating rate note, and the "spread multiplier" is the percentage of the base rate or rates applicable to a floating rate note by which the base rate or rates are multiplied to determine the applicable interest rates on the floating rate note, as specified in the applicable pricing supplement.

        Reset of Rates.    The interest rate on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise. Each such "interest reset period" will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the dates on which such an interest rate will be reset will be, in the case of floating rate notes which reset

  •
  daily, each business day;

  •
  weekly, the Wednesday of each week, except weekly reset treasury rate notes, which will be reset on the Tuesday of each week, except as provided below;

  •
  monthly, the third Wednesday of each month, with the exception of eleventh district cost of funds rate notes, which will be reset on the first calendar day of the month;

  •
  quarterly, the third Wednesday of March, June, September and December of each year;

  •
  semi-annually, the third Wednesday of the two months of each year as specified in the applicable pricing supplement; and

  •
  annually, the third Wednesday of the month of each year as specified in the applicable pricing supplement.

If any interest reset date for any floating rate note is not a business day, it will be postponed to the next succeeding business day, except that, in the case of a LIBOR note, or a floating rate note for which LIBOR is an applicable base rate, if that business day is in the next succeeding calendar month, that interest reset date will be the immediately preceding business day.

        Maximum and Minimum Rates.    A floating rate note may also have either or both of the following:

  •
  a maximum limit, or ceiling, called the "maximum interest rate," on the yearly interest rate in effect with respect to that floating rate note from time to time and

  •
  a minimum limit, or floor, called the "minimum interest rate," on the yearly interest rate in effect with respect to that floating rate note from time to time. In addition to any maximum interest rate which may apply to any floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by federal law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis, but that limit does not apply to floating rate notes in which $2,500,000 or more has been invested.

        Determination of Reset Interest Rates.    The interest rate applicable to each interest reset period commencing on the respective interest reset date will be the rate determined as of the applicable interest determination date defined below on or prior to the calculation date, as defined below under "—Calculation Agent."

        Unless otherwise specified in the applicable pricing supplement, the "interest determination date" with respect to an interest reset date for

  •
  CD rate notes, commercial paper rate notes, CMT rate notes, prime rate notes and federal funds rate notes will be the second business day before the interest reset date,

  •
  eleventh district cost of funds rate notes will be the last working day of the month before each interest reset date on which the Federal Home Loan Bank of San Francisco, or the "FHLB of San Francisco," publishes the Index (as defined below under "—Eleventh District Cost of Funds Rate"),

  •
  LIBOR notes will be the second London banking day before the interest reset date unless the designated LIBOR currency is pounds sterling, in which case the interest determination date will be the applicable interest reset date and

  •
  treasury rate notes will be the day of the week in which that interest reset date falls on which treasury bills (as defined below under "—Treasury Rate") are normally auctioned; treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday.

        If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the first business day following the auction. The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

        The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the "initial interest rate," will be determined as specified in the applicable pricing supplement.

        Interest Payment Dates.    Except as provided below or as otherwise specified in the applicable pricing supplement, interest will be payable on the following interest payment dates, in the case of floating rate notes which reset

  •
  daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

  •
  quarterly, on the third Wednesday of March, June, September and December of each year;

  •
  semi-annually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

  •
  annually, on the third Wednesday of the month of each year specified in the applicable pricing supplement.

        In each case, interest will also be paid at stated maturity, or, if applicable, upon redemption or repayment. Unless otherwise specified in the applicable pricing supplement, the "regular record date" for floating rate notes with respect to an interest payment date other than a maturity date is the fifteenth calendar day, whether or not a business day, prior to that interest payment date. If any interest payment date other than the maturity date for any floating rate note falls on a day that is not a business day, such interest payment date will be postponed to the following business day, except that, in the case of a LIBOR note or a floating rate note for which LIBOR is an applicable base rate, if that business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of any floating rate note falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next business day as if it were made on the date that payment was due, and no interest will accrue for the period from that maturity date to the date of payment.

        Accrued Interest.    With respect to a floating rate note, accrued interest for any interest period will be calculated by multiplying the principal amount of such floating rate note by an accrued interest factor. That accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable interest period. The interest factor for each day will be computed by dividing the interest rate applicable to that day by 360, or, in the case of CMT rate notes, treasury rate notes or a floating rate note for which the CMT rate or the treasury rate is an applicable base rate, by the actual number of days in the year.

        Calculation Agent.    Unless otherwise specified in the applicable pricing supplement, we will be the calculation agent and will calculate the interest rate applicable to a floating rate note on or before any calculation date. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate as determined for the then most recent interest reset date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the "calculation date" pertaining to any interest determination date will be the earlier of

  •
  the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day, or
  •
  the business day immediately preceding the applicable interest payment date or maturity date, as the case may be.

        All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545%, or 0.09876545, will be rounded upward to 9.87655%, or 0.0987655, and all dollar amounts used in or resulting from that calculation on floating rate notes will be rounded to the nearest cent (or in the case of a foreign currency or composite currency, to the nearest corresponding unit), with one-half cent being rounded upward.

        As mentioned above, the initial interest rate in effect with respect to a floating rate note from and including the original issue date to but excluding the first interest reset date will be specified in the applicable note and related pricing supplement. The interest rate for each subsequent interest reset date will be determined by the calculation agent as set forth below, plus or minus any spread and/or multiplied by any spread multiplier, and subject to any maximum interest rate and/or minimum interest rate, as specified in the applicable note and related pricing supplement.

  CD Rate

        Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to a CD rate note or any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a "CD rate interest determination date," the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading "CDs (Secondary Market)." If the CD rate cannot be determined in this manner, the following procedures will apply.

  •
  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption "CDs (Secondary Market)."
  •
  If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

  •
  If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

        "H.15(519)" means the weekly statistical release designated "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication. All references to this website are inserted as inactive textual references to the "uniform resource locator," or "URL," and are for your informational reference only. Information on that website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

  Commercial Paper Rate

        Unless otherwise specified in the applicable pricing supplement, "commercial paper rate" means, for any interest determination date relating to a commercial paper rate note or any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a "commercial paper rate interest determination date," the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper—Nonfinancial." If the commercial paper rate cannot be determined as described above, the following procedures will apply.

  •
  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper—Nonfinancial."

  •
  If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of United States dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating agency.

  •
  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        "Money market yield" means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield	=	360 × D 360 - (D × M)	× 100

    where "D" is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" is the actual number of days in the applicable interest period.

  CMT Rate

        Unless otherwise specified in the applicable pricing supplement, "CMT rate" means for any interest determination date relating to a CMT rate note or any floating rate note for which the CMT rate is an applicable base rate, to which we refer as a "CMT rate interest determination date," the following rate displayed on the designated CMT Telerate page, as defined below, under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays approximately 3:45 PM.," under the column for the designated CMT maturity index:

  •
  if the designated CMT Telerate page is 7051, the rate for the relevant interest determination date; or

  •
  if the designated CMT Telerate page is 7052, the weekly or monthly average, as specified in the applicable pricing supplement, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT rate interest determination date falls.

        If the CMT rate cannot be determined in this manner, the following procedures will apply.

  •
  If the applicable rate described above is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for that CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index as published in H.15(519).

  •
  If the rate described in the prior paragraph is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for that CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index, or other treasury rate for the designated CMT maturity index, for the CMT rate interest determination date with respect to that interest reset date that:

  —
  is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury; and

  —
  determined by the calculation agent to be comparable to the rate formerly displayed on the designated CMT Telerate page and published in H.15(519).

  •
  If the rate described in the prior paragraph is not provided by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for the CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York, which may include one or more of the agents or their affiliates to which we refer as "reference dealers," selected by the calculation agent (from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States, to which we refer as "treasury notes," with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year.

  •
  If the calculation agent is unable to obtain three treasury note quotations as described above, the CMT rate for that CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date of three reference dealers in The City of New York (from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining term to maturity closest to the designated CMT maturity index and in an amount of at least $100 million.

  •
  If three or four, and not five, of such reference dealers are quoting as set forth above, then the CMT rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor lowest of such quotes will be eliminated. However, if fewer than three reference dealers selected by the calculation agent are quoting as set forth above, the CMT rate with respect to that CMT rate interest determination date will be the CMT rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate. If two treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the designated CMT maturity index, then the quotes for the treasury note with the shorter remaining term to maturity will be used.

        "Designated CMT maturity index" means the original period to maturity of the U.S. treasury securities (1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT rate will be calculated or, if no such maturity is specified in the applicable pricing supplement, two years.

        "Designated CMT Telerate page" means the display on MoneyLine Telerate, Inc., or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying treasury constant maturities as reported in H.15(519), or, if no such page is specified in the applicable pricing supplement, MoneyLine Telerate page 7052.

  LIBOR

        Unless otherwise specified in the applicable pricing supplement, "LIBOR" means the rate determined by the calculation agent in accordance with the following provisions:

(a) •	For an interest determination date relating to a LIBOR note or any floating rate note for which LIBOR is an applicable base rate, to which we refer as a "LIBOR interest determination date," LIBOR will be either:
    —
    if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used, for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date,

      or

    —
    if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement commencing on that interest reset date, that appears on the Designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date.

If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of that LIBOR interest determination date will be determined as if the parties had specified the rate described in clause (b) below.
(b) •
For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clause (a) above, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in the designated LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in that market at that time.
  •
  If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, as defined below, on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in that principal financial center selected by the calculation agent, after consultation with us, for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in that designated LIBOR currency in that market at that time.

  •
  If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        "Designated LIBOR currency" means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated. If no such currency is specified in the applicable pricing supplement, the designated LIBOR currency shall be United States dollars.

        "Designated LIBOR page" means

  •
  if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency, or

  •
  if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on MoneyLine Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency.

        "Principal financial center" means the capital city of the country to which the designated LIBOR currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rands and Swiss francs, the "principal financial center" means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means London.

  Prime Rate

        Unless otherwise specified in the applicable pricing supplement, "prime rate" means, with respect to any interest determination date relating to a prime rate note or any floating rate note for which the prime rate is an applicable base rate, to which we refer as a "prime rate interest determination date," the rate set forth on such date in H.15(519) under the caption "Bank Prime Loan." If the prime rate cannot be determined as described above, the following procedures will apply.

  •
  If the rate described above is not published by 3:00 p.m., New York City time, on the related calculation date, then the rate on such prime rate interest determination date as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption "Bank Prime Loan" will be the prime rate.

  •
  If the rate described above is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 page, as defined below, as that bank's prime rate or base lending rate as of 11:00 a.m., New York City time, on that prime rate interest determination date.

  •
  If fewer than four of these rates appear on the Reuters Screen US PRIME 1 page for that prime rate interest determination date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that prime rate interest determination date by three major banks in New York City, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company.

  •
  If the banks selected by the calculation agent are not quoting as set forth above, the prime rate with respect to that prime rate interest determination date will remain the prime rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        "Reuters Screen US PRIME 1 page" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the "US PRIME 1" page, or such other page as may replace the US PRIME 1 page on that service, for the purpose of displaying prime rates or base lending rates of major United States banks.

  Treasury Rate

        Unless otherwise specified in the applicable pricing supplement, "treasury rate" means, with respect to any interest determination date relating to a treasury rate note or any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a "treasury rate interest determination date," the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or "treasury bills," having the index maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on MoneyLine Telerate, Inc. or any successor service, on page 56, or any other page as may replace that page on that service, to which we refer as "Telerate page 56," or page 57, or any other page as may replace that page on that service, or "Telerate page 57." If the treasury rate cannot be determined in this manner, the following procedures will apply.

  •
  If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High," will be the treasury rate.

  •
  If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the United States Department of the Treasury.

  •
  If the auction rate described in the prior paragraph is not so announced by the United States Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market."

  •
  If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

  •
  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

        "Bond equivalent yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield	=	D × N 360 - (D × M)	× 100

where "D" is the applicable per annum rate for treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" is the actual number of days in the applicable interest reset period.

  Eleventh District Cost of Funds Rate

        Unless otherwise specified in the applicable pricing supplement, "eleventh district cost of funds rate" means, with respect to any interest determination date relating to an eleventh district cost of funds rate note or any floating rate note for which the eleventh district cost of funds rate is an applicable base rate, to which we refer as an "eleventh district cost of funds rate interest determination date," the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which that eleventh district cost of funds rate interest determination date falls as set forth under the caption "11th District" on the display on MoneyLine Telerate, Inc., or any successor service, on page 7058, or any other page as may replace that page on that service, as of 11:00 a.m., San Francisco time, on that eleventh district cost of funds rate interest determination date. If the eleventh district cost of funds rate cannot be determined in this manner, the following procedures will apply.

  •
  If that rate does not appear on Telerate page 7058 on that eleventh district cost of funds rate interest determination date, then the eleventh district cost of funds rate for that eleventh district cost of funds rate interest determination date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced, to which we refer as the "index," by the FHLB of San Francisco as that cost of funds for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date.

  •
  If the FHLB of San Francisco fails to announce the index on or prior to that eleventh district cost of funds rate interest determination date for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date, the eleventh district cost of funds rate with respect to that eleventh district cost of funds rate interest determination date will be the eleventh district cost of funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

  Federal Funds Rate

        Unless otherwise specified in the applicable pricing supplement, "federal funds rate" means, with respect to any interest determination date relating to a federal funds rate note or any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a "federal funds rate interest determination date," the rate on that date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as that rate is displayed on MoneyLine Telerate, Inc., or any successor service, on page 120, or any other page as may replace that page on that service, to which we refer as "Telerate page 120." If the federal funds rate cannot be determined in this manner, the following procedures will apply.

  •
  If the rate described above does not appear on Telerate page 120 by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption "Federal Funds (Effective)."

  •
  If the rate described above does not appear on Telerate page 120 or is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

  •
  If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Redemption at our Option

        We may at our option redeem any notes, in whole or in part, if one or more redemption dates, or range of redemption dates, is specified in a pricing supplement, all as described in that pricing supplement, on any redemption date, or during any range of redemption dates, upon not less than 30 days' nor more than 60 days' prior written notice, at the redemption price or prices specified in that pricing supplement, together with interest accrued to the date fixed for redemption.

        If less than the entire principal amount of a note is redeemed, the principal amount that remains outstanding after the redemption must be an authorized denomination, which may not be less than the minimum authorized denominations, for the notes. If fewer than all the notes subject to redemption are to be redeemed, the notes to be redeemed will be selected by the trustee by any method the trustee deems fair and reasonable.

Repayment at the Option of Holder

        If one or more repayment dates, or range of repayment dates, is specified in a pricing supplement, the applicable notes will be subject to repayment, in whole or in part, as specified in that pricing supplement, on any repayment date, or during any range of repayment dates, at the option of the holder upon not less than 30 days' nor more than 60 days' prior written notice, at a price equal to 100% of the principal amount to be repaid, together with interest accrued to the date fixed for repayment. A holder may exercise that option with respect to less than the entire principal amount of a note, if the portion remaining outstanding after such repayment is an authorized denomination.

        Unless otherwise specified in the applicable pricing supplement, notice of a holder's option to elect repayment of a note consists of delivery to the trustee of either

  •
  that note with the form entitled "Option to Elect Repayment" duly completed, with signature guaranteed, or

  •
  a telegram, facsimile transmission or a letter from a member of a national securities exchange, or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States, setting forth the name of the holder, the principal amount of the related note, the principal amount to be repaid, the certificate number or a description of the tenor and terms of that note, and a statement that the option to elect repayment is being exercised thereby and a guarantee that the note to be repaid, together with the duly completed form, with signature guaranteed, entitled "Option to Elect Repayment" on the reverse of the note will be received by the trustee, in each case, not later than the fifth business day after the date of that telegram, facsimile transmission or letter. However, that telegram, facsimile transmission or letter is only effective if that note and that form, duly completed, are received by the trustee by that fifth business day. Unless otherwise specified in the applicable pricing supplement, exercise of a repayment option by a holder will be irrevocable.

        If a note is a book-entry note that is represented by a global note, the nominee of DTC will be the holder entitled to exercise any right of repayment. In order to ensure that DTC's nominee will timely exercise any right of repayment with respect to a particular note, the beneficial owner of an interest in the related global note must instruct the broker or other direct or indirect participant through which it holds such interest to notify DTC of its desire to exercise any right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the participant through whom it owns that interest in the related global note for the cut-off times for that participant. All notices must be executed by a duly authorized officer of a DTC-participant, with signature guaranteed, and will be irrevocable. In addition, the beneficial owners are deemed to have effected delivery of the related book-entry notes at the time those notices of election are given to DTC by causing the participant to transfer such beneficial owner's interest in the global note or notes representing those book-entry notes, on DTC's records, to the trustee. Conveyances of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the global notes will be governed by agreements among them, subject to any applicable statutory or regulatory requirements as may be in effect from time to time.

Sinking Fund

        The notes will not have the benefit of any sinking fund, unless otherwise provided for in the applicable pricing supplement.

Amortizing Notes

        We may from time to time offer notes on which we pay principal and interest in installments over the life of the notes. Interest on amortizing notes will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the applicable pricing supplement, payments with respect to the amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide a table with repayment information with respect to each amortizing note to its original purchaser and we will make this information available, upon request, to the subsequent noteholders.

Extendible Notes

        We may also issue from time to time notes with a maturity date that will be automatically extended for the periods and at the times set forth in the applicable pricing supplement unless the holder of such a renewable note elects to terminate the automatic extension. The applicable pricing supplement will set forth the periods and times for which the maturity of such a renewable note is to be automatically renewed, the date beyond which the maturity may not be so renewed, the procedures for noteholders to elect repayment in the event of a renewal and other details of the renewable notes.

Further Issues

        We may from time to time, without the consent of any holder of any notes, create and issue additional notes that have the same terms and conditions as notes previously issued, or the same except for the issue date, the first payment of interest or the issue price. These additional notes may be consolidated to form a single series with the outstanding notes.

Other Provisions; Addenda

        Any provisions with respect to the determination of a base rate, the specification of a base rate, calculation of the interest rate applicable to a floating rate note, the interest payment dates or any other matter relating thereto may be modified by the terms specified under "Other Provisions" on the face of the note or in an addendum relating thereto, if so specified on the face of the note.

Book-Entry Notes

        Upon issuance, all book-entry notes with the same original issue dates and other terms and provisions will be represented by one or more global notes. Each global note representing book-entry notes will be deposited with, or on behalf of, DTC and will be registered in the name of DTC's nominee, Cede & Co.

  Ownership of Book-Entry Notes

        Ownership of beneficial interests in a global note representing book-entry notes will be limited to institutions that have accounts with DTC or its nominee or persons that may hold interests through those participants in DTC. Ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected through, records maintained by DTC, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

        We have been advised by DTC that upon the issuance of a global note representing book-entry notes, and the deposit of that global note with or on behalf of DTC, DTC will immediately credit on its book-entry registration and transfer system the respective principal amounts of the book-entry notes represented by such global note to the accounts of participants. The accounts to be credited will be designated by the applicable agent or agents or, to the extent that the book-entry notes are offered and sold directly, by us.

  DTC

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, and a "clearing agency" registered under Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in those securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including the agents, banks, trust companies, clearing corporations, and certain other organizations, some of whom, and/or their representatives, own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Transfers of Book-Entry Notes

        So long as DTC or its nominee is the registered owner or holder of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the book-entry notes represented by the global note for all purposes under the senior debt securities indenture and the global note. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures. Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in same-day funds. The laws of some states, however, require that certain persons take physical delivery of securities in definitive form, and investors subject to these requirements may not be permitted to invest in notes sold in book-entry form.

  Payments on Global Notes

        Payments in respect of the global notes will be made to DTC, or its nominee, as the registered owner. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment in respect of a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global note as shown on the records of DTC or its nominee. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Those payments, however, will be the responsibility of those participants. Street name or other indirect holders should consult their banks or brokers for information on how they will receive payment.

        DTC will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account interests in the global notes are credited and only in respect of that portion of the aggregate principal amount of the global note or notes as to which such participant or participants has or have given such direction. However, only in those certain circumstances described in the following paragraph, will DTC exchange the global notes for certificated notes in minimum denominations of $1,000 and integral multiples of $1,000, which it will distribute to its participants.

  Exchange of Book-Entry Notes for Certificated Notes

        If any of the following happens:

  •
  DTC or any successor depositary notifies us that it is unwilling or unable to continue as depositary for global notes or ceases to be a "clearing agency" registered in good standing under the Exchange Act or other applicable statute or regulation and we do not appoint a successor depositary within 90 days after we receive notice of such inability, unwillingness or cessation,

  •
  an event of default, as described under "Description of Debt Securities We May Offer—Default and Related Matters" in the accompanying prospectus, under the notes has occurred and is continuing, or

  •
  we, in our sole discretion, determine that any or all of the book-entry notes will no longer be represented by global notes,

then we will issue, to participants that hold interests in those global notes through DTC, certificated notes in exchange for the related book-entry notes and such participants will then become the registered holders of those certificated notes. Those global notes will be cancelled and be of no further force or effect. The registered holder of a certificated note may transfer that note as described above under "—General."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        This section describes the material United States federal income tax consequences of owning notes. It applies only to notes held as capital assets by initial purchasers that acquire notes at the original offering price.

        This section does not apply to special classes of holders that are subject to special rules, such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, banks, life insurance companies, tax-exempt organizations, persons that own notes that are a hedge or that are hedged against interest rate risks, persons that own notes as part of a straddle or conversion transaction for tax purposes, or persons whose functional currency for tax purposes is not the U.S. dollar.

        This section deals only with notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable pricing supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

        Prospective purchasers of notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Internal Revenue Code and the laws of any other taxing jurisdiction, of the ownership of notes.

United States Holders

        This subsection describes the tax consequences to a United States holder. A United States holder is a beneficial owner of a note that is

  •
  a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate whose income is subject to United States federal income tax regardless of its source, or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        This section does not apply to holders that are not United States holders. Such holders should read "—United States Alien Holders" below.

  Payments of Interest

        Except as described below in the case of interest on a discount note that is not qual ified stated interest each as defined below under "—Original Issue Discount—General," any interest on a note will be taxable to a United States holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes.

  Original Issue Discount

        General.    A note, other than a note with a term of one year (called a "short-term note"), will be treated as a discount note issued at an original issue discount if the amount by which the note's stated redemption price at maturity exceeds its issue price is more than a de minimis amount.

        Generally, a note's issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, agents, or wholesalers. A note's stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. In the case of a fixed rate note, an interest payment generally will be qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note. Special rules that apply in the case of variable rate debt instruments, which include floating rate notes, are discussed below under "—Variable Rate Notes."

        In general, a note is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. A note will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If a note has de minimis original issue discount, a United States holder must include the de minimis amount in income as stated principal payments are made on the note, unless the holder makes the election described below under "—Election to Treat All Interest as Original Issue Discount." The includible amount with respect to each such payment can be determined by multiplying the total amount of a note's de minimis original issue discount by a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the note.

        United States holders of discount notes having a maturity of more than one year from their date of issue generally must include original issue discount (or "OID") in income before they receive cash attributable to that income. The amount of OID that must be included in a United States holder's income is calculated using a constant-yield method, and generally will result in increasingly greater amounts of OID being included in the holder's income over the life of the note. The amount of OID that a United States holder must include in income can be calculated by adding the daily portions of OID with respect to the discount note for each day during the taxable year or portion of the taxable year that the holder holds the discount note. The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. A United States holder may select an accrual period of any length with respect to its discount note and may vary the length of each accrual period over the term of the discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

        The amount of OID allocable to an accrual period can be calculated by (a) multiplying a discount note's adjusted issue price at the beginning of the accrual period by the note's yield to maturity, and then (b) subtracting from this figure the sum of the payments of qualified stated interest on the note allocable to the accrual period. The discount note's yield to maturity must be determined on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. The adjusted issue price of a discount note at the beginning of any accrual period is calculated by

  •
  adding the discount note's issue price and any accrued OID for each prior accrual period, and then

  •
  subtracting any payments previously made on the discount note that were not qualified stated interest payments.

        If an interval between payments of qualified stated interest on a discount note contains more than one accrual period, then, when determining the amount of OID allocable to an accrual period, a United States holder must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, the holder must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of OID allocable to the final accrual period is equal to the difference between

  •
  the amount payable at the maturity of a note, other than any payment of qualified stated interest, and

  •
  the note's adjusted issue price as of the beginning of the final accrual period.

        Pre-Issuance Accrued Interest.    An election may be made to decrease the issue price of a note by the amount of pre-issuance accrued interest if

  •
  a portion of the initial purchase price of the note is attributable to pre-issuance accrued interest,

  •
  the first stated interest payment on the note is to be made within one year of the note's issue date, and

  •
  the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

        Election to Treat All Interest as Original Issue Discount.    A United States holder may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under "—General," with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount and unstated interest, as adjusted by any amortizable bond premium, described below under "—Notes Purchased at a Premium."

        If a United States holder makes this election for a note, then for purposes of applying the constant-yield method:

  •
  the issue price of the note will equal the holder's cost,

  •
  the issue date of the note will be the date the holder acquired it, and

  •
  no payments on the note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the note for which the election is made; however, if the note has amortizable bond premium, the holder will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that the holder holds as of the beginning of the taxable year to which the election applies or any taxable year thereafter. The election to apply the constant-yield method to all interest on a note or the deemed election with respect to amortizable bond premium may not be revoked without the consent of the Internal Revenue Service.

        Variable Rate Notes.    Floating rate notes generally will be treated as "variable rate notes" which are subject to special rules discussed below. A floating rate note will be a variable rate note if

  •
  the note's issue price does not exceed the total noncontingent principal payments by more than the lesser of

  —
  0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

  —
  15 percent of the total noncontingent principal payments, and

  •
  the note provides for stated interest, compounded or paid at least annually, only at

  —
  one or more qualified floating rates,

  —
  a single fixed rate and one or more qualified floating rates,

  —
  a single objective rate, or

  —
  a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A floating rate note that is not a variable rate note may be subject to special rules that govern contingent payment obligations. These rules will be discussed in the applicable pricing supplement.

        A note will have a variable rate that is a qualified floating rate if

  •
  variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated, or

  •
  the rate is equal to such a rate multiplied by either

  —
  a fixed multiple that is greater than 0.65 but not more than 1.35 or

  —
  a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, and

  •
  the value of the rate on any date during the term of the note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If a note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.

        A note will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

        A note will have a variable rate that is a single objective rate if

  •
  the rate is not a qualified floating rate,

  •
  the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

  •
  the value of the rate on any date during the term of the note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        A note will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term.

        An objective rate as described above is a qualified inverse floating rate if

  •
  the rate is equal to a fixed rate minus a qualified floating rate and

  •
  the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

        A note will also have a single qualified floating rate or an objective rate if interest on the note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either

  •
  the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points or

  •
  the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

        In general, if a floating rate note that is treated as a variable rate note provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on the note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for the note.

        If a floating rate note that is treated as a variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, interest and OID accruals on the note are generally determined by

  •
  determining a fixed rate substitute for each variable rate provided under the note,

  •
  constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

  •
  determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

  •
  adjusting for actual variable rates during the applicable accrual period.

        When determining the fixed rate substitute for each variable rate provided under the note, a United States holder generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note.

        If a floating rate note that is treated as a variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, interest and OID accruals generally must be determined using the method described in the previous paragraph. However, the floating rate note will be treated, for purposes of the first three steps of the determination, as if the note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

        Short-Term Notes.    In general, an individual or other cash basis United States holder of a short-term note is not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless the holder elects to do so (although it is possible that the holder may be required to include any stated interest in income as the interest is received). An accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding.

        In the case of a United States holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of a short-term note will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. United States holders who are not required and do not elect to accrue OID on their short-term notes will be required to defer deductions for interest on borrowings allocable to the short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

        When determining the amount of OID subject to these rules, a United States holder must include all interest payments on a short-term note, including stated interest, in the short-term note's stated redemption price at maturity.

  Notes Purchased at a Premium

        If a United States holder purchases a note for an amount in excess of its principal amount, the holder may elect to treat the excess as amortizable bond premium. A holder that makes this election must reduce the amount required to be included in its income each year with respect to interest on the note by the amount of amortizable bond premium allocable to that year, based on the note's yield to maturity. The election to amortize bond premium will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that the holder holds at the beginning of the first taxable year to which the election applies or that the holder thereafter acquires, and the election may not be revoked without the consent of the Internal Revenue Service. We also refer you to the discussion under "Original Issue Discount—Election to Treat All Interest as Original Issue Discount."

  Purchase, Sale and Retirement of the Notes

        A United States holder's tax basis in a note will generally be the cost of the note, adjusted by

  •
  adding any OID or de minimis original issue discount previously included in income with respect to the note, and then

  •
  subtracting any payments on the note that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on the note.

        A United States holder will generally recognize gain or loss on the sale or retirement of a note equal to the difference between the amount realized on the sale or retirement and the holder's tax basis in the note. Such gain or loss generally will be capital gain or loss, except to the extent

  •
  described above under "—Original Issue Discount—Short-Term Notes,"

  •
  attributable to accrued but unpaid interest, or

  •
  the rules governing contingent payment obligations apply.

        Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the property is held more than one year, and 18% where the property is held for more than five years.

United States Alien Holders

        This subsection describes the tax consequences to a United States alien holder. This subsection does not apply to United States holders. A United States alien holder is a beneficial owner of a note that is, for United States federal income tax purposes,

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  a foreign partnership, or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net basis on income or gain from a note.

        This discussion assumes that the notes are not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

        Under United States federal income tax law, and subject to the discussion of backup withholding below, the Company and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest (including original issue discount) on a note to a United States alien holder if, in the case of payments of interest:

  I.
  the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

  II.
  the holder is not a controlled foreign corporation that is related to the Company through stock ownership, and

  III.
  the U.S. payor does not have actual knowledge or reason to know that the holder is a United States person, and:

  A.
  the holder has furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which it certifies, under penalties of perjury, that it is not a United States person,

  B.
  in the case of payments made outside the United States to the holder at an offshore account (generally, an account maintained by the holder at a bank or other financial institution at any location outside the United States), the holder has furnished to the U.S.

      payor documentation that establishes its identity and its status as other than a United States person,

    C.
    the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

    1)
    a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

    2)
    a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

    3)
    a U.S. branch of a non-United States bank or of a non-United States insurance company,

      and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

    D.
    the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

    1)
    certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from the holder by it or by a similar financial institution between it and the holder, and

    2)
    to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

    E.
    the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. treasury regulations.

  Sale, Exchange or Retirement of the Notes

        A United States alien holder of a note will not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a note.

  Federal Estate Taxes

        A note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death and

  •
  the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

  Payments of Interest on the Notes

        In general, the Company and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on notes held by noncorporate United States holders, and the accrual of original issue discount on discount notes held by such holders. Additionally, backup withholding will apply to any payments, including payments of original issue discount, on a note held by a noncorporate United States holder if such holder fails to provide an accurate taxpayer identification number, or is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

        In general, payments of principal, premium or interest, including original issue discount, made by the Company and other payors to a United States alien holder will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "—United States Alien Holders" are satisfied or the holder otherwise establishes an exemption. However, the Company and other payors are required to report (on Internal Revenue Service Form 1042-S) payments of interest to a United States alien holder of a note even if the payments are not otherwise subject to information reporting requirements.

  Sale, Exchange or Retirement of the Notes

        In general, payment of the proceeds from the sale of notes effected at a United States office of a broker is subject to both United States backup withholding and information reporting. If, however, the seller is a United States alien holder, backup withholding and information reporting will not apply to such a sale provided that:

  •
  the broker does not have actual knowledge or reason to know that the seller is a United States person and the seller has furnished to the broker:

  —
  an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which it certifies, under penalties of perjury, that it is not a United States person, or

  —
  other documentation upon which the broker may rely to treat the payment as made to a non-United States person in accordance with U.S. treasury regulations, or

  •
  the seller otherwise establishes an exemption.

        If the seller fails to establish an exemption and the broker does not possess adequate documentation of the seller's status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by the seller unless the payor has actual knowledge that the seller is a United States person.

        In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by the seller in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to the seller at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. treasury regulations,

unless the broker does not have actual knowledge or reason to know that the seller is a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or the seller otherwise establishes an exemption.

        In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  —
  one or more of its partners are "U.S. persons," as defined in U.S. treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  —
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that the seller is a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or the seller otherwise establishes an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the seller is a United States person.

CERTAIN ERISA CONSIDERATIONS

        The fiduciary standards of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should be considered by the fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA (which we refer to as an "ERISA Plan") in the context of the ERISA Plan's particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA Plan and whether an investment is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, prohibit ERISA Plans, as well as individual retirement accounts, self-employment retirement plans and other pension and profit sharing plans subject to Section 4975 of the Internal Revenue Code (which we refer to, together with ERISA Plans, as the "Plans") from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the Plan. Therefore, fiduciaries of ERISA Plans and persons making investment decisions for other Plans should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA and the Internal Revenue Code. The Issuer may be considered a party in interest or disqualified person with respect to a Plan since the Issuer and many of its affiliates are engaged in businesses which provide services to Plans. If so, the acquisition, holding and disposition of the notes by such Plan could be a prohibited transaction. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code.

  •
  PTCE 84-14, for certain transactions determined by qualified professional asset managers,

  •
  PTCE 90-1, for certain transactions involving insurance company pooled separate accounts,

  •
  PTCE 91-38, for certain transactions involving bank collective investment funds,

  •
  PTCE 95-60, for certain transactions involving insurance company general accounts, and

  •
  PTCE 96-23, for certain transactions determined by in-house asset managers.

Each purchaser and transferee of the notes is deemed to represent, and certain transferees of the notes must represent, that either the notes are not being acquired with assets of a Plan or the acquisition, holding and, to the extent relevant, disposition of the notes by the purchaser or transferee is eligible for the relief available under one of the five PTCEs referred to in the preceding sentence. In addition, Plan investors should consider the application of PTCE 75-1, for certain principal transactions by a broker-dealer, to the acquisition or disposition of the notes.

        Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that an employee benefit plan considering the purchase of the notes consult with its counsel regarding the consequences under ERISA, the Code or other substantially similar law, of the acquisition, disposition and holding of the notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        We and the agents have entered into a distribution agreement with respect to the notes. We are offering the notes on a continuing basis to or through the agents, who may purchase notes, as principal, from us for resale to investors and other purchasers, at varying prices relating to prevailing market prices as determined by the applicable agent or agents at the time of resale, or, if so agreed, at a fixed offering price set forth in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount of that note less the commission, as described below, payable to that agent. If agreed to by us and the applicable agent, that agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in the applicable pricing supplement. In addition, we may sell notes directly and we may sell notes through agents as described below. We will have the sole right to accept offers to purchase the notes from us and may reject any such offer in whole or in part. The agents will have the right to reject any offer to purchase the notes, as a whole or in part.

        As compensation for each agent's services hereunder, we will pay each agent a commission, ranging from 0.150% to 0.750%, which may be in the form of a discount or otherwise, depending upon the stated maturity for notes sold by us through that agent unless otherwise agreed and specified in the applicable pricing supplement. Commissions and discounts for notes with maturities in excess of 30 years will be negotiated between the applicable agent and us at the time of sale.

        An agent may sell notes it has purchased from us as principal to other dealers for resale to investors and other purchasers, and that agent may re-allow all or any portion of the discount received in connection with purchases from us to those dealers. After the initial offering of any note, the offering price, in the case of notes to be resold at a fixed offering price, the concession and the discount may be changed.

        We may from time to time engage a dealer other than an agent to solicit a specific purchase of notes if (i) that dealer is engaged on terms substantially similar, including the same commission schedule, to the applicable terms of the distribution agreement entered into between us and the agents and (ii) the agents are given notice of the purchase, including the terms thereof, promptly after the purchase has been agreed to. Each such dealer will act individually in connection with the notes and not collectively or jointly with the agents.

        In connection with an offering of notes purchased by one or more agents as principal on a fixed price basis, those agent(s) will be permitted to engage in certain transactions that stabilize the price of those notes. Those transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of those notes. If the agent or agents creates or create, as the case may be, a short position in those notes, that is, if it sells or they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, those agent(s) may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of such purchases.

        Neither we nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the agents makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

        Each agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act or to contribute to payments that the agents may be required to make in respect of such liabilities.

        If the agents sell notes to dealers who resell to investors and the agents pay the dealers all or part of the discount or commission they receive from us, those dealers may also be deemed to be "underwriters" within the meaning of the Securities Act.

        The notes are a new issue of securities, and there will be no established trading market for any note before its original issue date. We do not plan to list the notes on a securities exchange or quotation system. We have been advised by J.P. Morgan Securities Inc. that it or the other agents may make a market in the notes. However, neither J.P. Morgan Securities Inc., the other agents nor any other agent named in a pricing supplement that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

        This prospectus supplement may be used by Prudential Securities Incorporated or any of our other affiliates in connection with offers and sales of the notes in market-making transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. The aggregate initial offering price specified on the front cover page of this prospectus supplement relates to the initial offering of new notes we may issue on and after the date of this prospectus supplement. This amount does not include notes that may be resold in market-making transactions. The latter include notes that we may issue in the future as well as notes we have previously issued.

        In the ordinary course of their respective businesses, certain of the agents and dealers or their affiliates and associates may engage in commercial banking, investment banking and/or other financial service transactions with us and our affiliates. J.P. Morgan Securities Inc. is an affiliate of JPMorgan Chase Bank, the trustee under our senior debt securities indenture.

SETTLEMENT

        Settlement will be made in immediately available funds, generally three business days after the trade date. However, settlement may occur on a different date.

VALIDITY OF THE NOTES

        Unless otherwise specified in the applicable pricing supplement, the validity of the notes will be passed upon for Prudential Financial, Inc. by corporate counsel for Prudential Financial, Inc., who may be any of John M. Liftin, Esq., Susan L. Blount, Esq. or Gordon S. Calder, Jr., Esq., and for the agents by Cleary, Gottlieb, Steen & Hamilton. The opinion of such corporate counsel for Prudential Financial, Inc. will be based on assumptions about future actions required to be taken by Prudential Financial, Inc. and the trustee in connection with the issuance and sale of each note, about the specific terms of each note and about other matters that may affect the validity of the notes but which cannot be ascertained on the date of his or her opinion. As of the date of this prospectus supplement, each such corporate counsel for Prudential Financial, Inc. owned less than one percent of the common stock of Prudential Financial, Inc. Cleary, Gottlieb, Steen & Hamilton regularly provides legal services to us.

$5,000,000,000

Prudential Financial, Inc.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts and Units

Prudential Financial Capital Trust II

Prudential Financial Capital Trust III

Preferred Securities
guaranteed by Prudential Financial, Inc.
to the extent set forth in this prospectus

        We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        We may offer these securities (or any combination thereof) from time to time in amounts, at prices and on other terms to be determined at the time of offering. The total offering price of the securities offered to the public will be limited to $5,000,000,000. We may sell these securities to or through one or more underwriters, dealers and agents.

        Prudential Financial, Inc.'s common stock, other than the Class B stock, is listed on the New York Stock Exchange under the symbol "PRU".

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus and applicable prospectus supplement may be used in the initial sale of the securities. In addition, Prudential Securities Incorporated or any other affiliate controlled by Prudential Financial, Inc. may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. Prudential Securities Incorporated and other affiliates controlled by Prudential Financial, Inc. may act as principal or agent in these transactions.

Prospectus dated April 25, 2003.

Prudential Financial, Inc.	1
Prudential Financial Capital Trusts	1
Ratios of Earnings to Fixed Charges	2
Use of Proceeds	2
About This Prospectus	3
Note Regarding Forward-Looking Statements And Certain Risks	3
Description of Debt Securities We May Offer	4
Description of Preferred Stock We May Offer	18
Description of Depositary Shares We May Offer	21
Description of Our Common Stock	25
Description of Warrants We May Offer	35
Description of Stock Purchase Contracts We May Offer	36
Description of Units We May Offer	37
Description of Preferred Securities that the Trusts May Offer	37
Description of Trust Guarantees	45
Plan of Distribution	49
Validity of Securities	51
Experts	51
Where You Can Find More Information	51

You should rely only on the information contained in or incorporated by reference in this prospectus. We and the trusts have not, and the underwriters and agents have not, authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information provided by or incorporated by reference in this prospectus may only be accurate on the date of the document containing the information.

PRUDENTIAL FINANCIAL, INC.

Business

        Prudential Financial, Inc. ("Prudential Financial", the "Company", "we", "us" or "our") provides through its subsidiaries a wide range of insurance, investment management, securities and other financial products and services to retail and institutional customers throughout the United States and in over 30 other countries. Principal products and services provided include life insurance, property and casualty insurance, annuities, mutual funds, pension and retirement-related investments and administration, asset management, and securities brokerage. We have organized our principal operations into the "Financial Services Businesses" and the "Closed Block Business". The Financial Services Businesses operate through three operating divisions: Insurance, Investment, and International Insurance and Investments. Businesses that are not sufficiently material to warrant separate disclosure are included in "Corporate and Other" operations within the Financial Services Businesses. None of the Financial Services Businesses, the Closed Block Business or the Corporate and Other operations is a separate legal entity.

        The Closed Block Business, which is managed separately from the Financial Services Businesses, was established in connection with the demutualization of The Prudential Insurance Company of America in December 2001, and includes our in-force participating individual insurance and annuity products and assets that are used for the payment of benefits and policyholder dividends on these products, as well as other assets and equity that support these products and related liabilities. The Closed Block is designed generally to provide for the reasonable expectations for future policy dividends after demutualization of holders of policies included in the Closed Block by allocating assets that will be used for payment of benefits, including policyholder dividends, on these policies. In connection with the demutualization, we have ceased offering these participating products.

Our Executive Offices

        Our principal and registered executive offices are located at 751 Broad Street, Newark, New Jersey 07102, and our telephone number is (973) 802-6000.

PRUDENTIAL FINANCIAL CAPITAL TRUSTS

        Prudential Financial Capital Trust II and Prudential Financial Capital Trust III are statutory trusts created under Delaware law. Each trust exists for the only purposes of:

  •
  issuing the preferred securities, which represent preferred undivided beneficial ownership interests in each trust's assets;

  •
  issuing the common securities, which represent common undivided beneficial ownership interests in each trust's assets, to us;

  •
  using the proceeds from the issuances to purchase one or more series of securities issued by us, including senior debt securities, subordinated debt securities and warrants;

  •
  maintaining each trust's status as a grantor trust for federal income tax purposes; and

  •
  engaging in only those other activities necessary, advisable or incidental to these purposes, such as registering the transfer of preferred securities.

        Any senior or subordinated debt securities Prudential Financial sells to each trust will be its sole assets, and, accordingly, payments under the senior or subordinated debt securities will be its sole revenues and such trust's ability to distribute shares of our common stock or other securities upon conversion of the preferred securities, if convertible, will depend solely on our performance under the warrants sold by us to such trust.

        Prudential Financial will acquire and own all of the common securities of each trust. The common securities will rank on a parity with, and payments will be made on the common securities pro rata with, the preferred securities, except that upon an event of default under the amended and restated

declaration of trust resulting from an event of default under the senior or subordinated debt securities, Prudential Financial's rights as holder of the common securities to distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the preferred securities. Prudential Financial will guarantee distributions on the preferred and the common securities to the extent of available trust funds.

        Each trust has a term of 50 years, but may dissolve earlier as provided in its respective amended and restated declaration of trust. Each trust's business and affairs are conducted by the trustees. The trustees for the trusts are JPMorgan Chase Bank, a New York banking corporation, as property trustee, Chase Manhattan Bank USA, National Association, a national banking association, as the Delaware trustee, and three regular trustees or "administrative trustees" who are officers of Prudential Financial. JPMorgan Chase Bank, as property trustee, will act as sole indenture trustee under each declaration of trust, and will also act as guarantee trustee under the guarantees and as indenture trustee under the senior or subordinated debt indenture. The duties and obligations of each trustee are governed by the amended and restated declaration of trust for each trust.

        As issuer of the debt securities to be purchased by each trust and as sponsor of each trust, Prudential Financial will pay all fees, expenses, debts and obligations (other than the payment of distributions and other payments on the preferred securities) related to each trust and any offering of each trust's preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust. The registered offices of the trusts in Delaware are c/o Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, Building 4, 3rd Floor, Newark, Delaware 19713, and their telephone number is (302) 552-6279.

        The accounting treatment of the trusts will be specified in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to fixed charges for the years indicated:

	Year Ended December 31,
	2002	2001	2000	1999	1998
Ratio of earnings to fixed charges	1.04		1.23	1.79	1.83

        For purposes of this computation, earnings are defined as income from continuing operations before income taxes excluding undistributed income from equity method investments, fixed charges and interest capitalized. Fixed charges are the sum of gross interest expense, interest credited to policyholders' account balances and an estimated interest component of rent expense. Due to the loss in 2001, the ratio coverage was less than 1:1. Additional earnings of $176 million would have been required in 2001 to achieve a ratio of 1:1.

        As of the date of this prospectus, we have no preferred stock outstanding.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for any general corporate purposes, which may include, among other things, working capital, contributions of capital to our insurance underwriting and other subsidiaries, capital expenditures, the repurchase of shares of common stock, the repayment of short-term borrowings or acquisitions. Unless otherwise indicated in an accompanying prospectus supplement, the trusts will use all proceeds received from the sale of their preferred securities to purchase our senior or subordinated debt securities.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a shelf registration or continuous process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $5,000,000,000 or the equivalent thereof in one or more foreign currencies, including composite currencies.

        This prospectus gives you a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information".

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC office mentioned under the heading "Where You Can Find More Information".

        When you acquire any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Neither we nor the trusts, nor any underwriters or agents, have authorized anyone to provide you with different information. Neither we nor the trusts are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

        We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

        Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

        Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars ("$").

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

        Certain of the statements included or incorporated by reference in this prospectus and the applicable prospectus supplement constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "believes," "anticipates," "includes," "plans," "assumes," "estimates," "projects," "intends" or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management's current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation: general economic, market and political conditions, including the performance of financial markets, interest rate fluctuations and the continuing negative impact of the current economic environment; various domestic or international military or terrorist activities or conflicts; volatility in the securities markets; re-estimates of our reserves for future policy benefits and claims; changes in our assumptions related to deferred policy acquisition costs; our exposure to contingent liabilities; catastrophe losses; investment losses and defaults; changes in our claims-paying or credit ratings; competition in our product lines and for personnel; fluctuations in foreign currency exchange rates and foreign securities markets; risks to our international operations; the impact of changing regulation or accounting practices; Prudential Financial's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; adverse litigation results; and changes in tax law. Prudential Financial does not intend, and is under no obligation, to update any particular forward-looking statement included or incorporated by reference in this prospectus and the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Overview

        We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

        The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

        The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior indebtedness", as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional senior indebtedness.

        "Debt securities" in this prospectus refers to both the senior debt securities and the subordinated debt securities.

Prudential Financial is a Holding Company

        Because we are principally a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Indentures and Trustees

        Federal law requires that our senior debt securities and our subordinated debt securities each be governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and JPMorgan Chase Bank, which acts as trustee. The indentures are substantially identical, except for the covenant described below under "—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries", which is included only in the senior debt indenture, and the provisions relating to subordination, which are included only in the subordinated debt indenture.

        Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

        The trustee has two main roles:

  •
  First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later under "—Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs"; and

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

        The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities are governed by the laws of the State of New York. A copy of the form of senior debt indenture and the form of subordinated debt indenture appear as exhibits to our registration statement. See "Where You Can Find More Information" for information on how to obtain a copy.

Different Series of Debt Securities

        We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities will also describe any differences with the material terms summarized here.

        Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We describe the meaning for only the more important terms. Whenever we refer to the defined terms of the indentures in this prospectus or in the prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

        This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

  Tax Treatment of Specific Debt Securities

        The prospectus supplement relating to specific debt securities will describe any special considerations and any additional material tax considerations applicable to such specific debt securities. We may issue debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, which may trigger special federal income tax, accounting and other consequences, all as described in more detail in the prospectus supplement relating to any of the particular debt securities.

  A Prospectus Supplement will Describe the Specific Terms of a Series of Debt Securities

        The specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

  •
  the title of the series of debt securities;

  •
  whether it is a series of senior debt securities or a series of subordinated debt securities;

  •
  the aggregate principal amount of the series of debt securities and any limit thereon;

  •
  the person to whom interest on a debt security is payable, if that person is not a holder on the regular record date;

  •
  the date or dates on which the series of debt securities will mature;

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  the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

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  the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

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  the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

  •
  any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

  •
  the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

  •
  if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

  •
  whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

  •
  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the series of debt securities will be issuable;

  •
  if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of such series of debt securities;

  •
  the currency or currencies of payment of principal, premium, if any, and interest on the series of debt securities and any special considerations relating to that currency or those currencies;

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  if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder's election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

  •
  any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

  •
  the applicability of the provisions described below under "—Restrictive Covenants" and "—Defeasance";

  •
  any event of default under the series of debt securities if different from those described below under "—Default and Related Matters—Events of Default—What Is an Event of Default?";

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  if the series of debt securities will be issuable only in the form of a global security, as described below under "—Legal Ownership—Global Securities", the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

  •
  any proposed listing of the series of debt securities on any securities exchange; and

  •
  any other special feature of the series of debt securities.

        Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

Legal Ownership

  Street Name and Other Indirect Holders

        Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in "street name". Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you are responsible for checking with your own institution to find out:

  •
  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle voting if ever required;

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  whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

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  how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

  Direct Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities (which means, those who are registered as holders of debt securities). As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name holder but does not do so.

  Global Securities

        What Is a Global Security? A global security is a special type of indirectly held security, as described above under "—Street Name and Other Indirect Holders".

        If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

        Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities.

        Special Investor Considerations for Global Securities.    As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

        If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

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  you cannot get debt securities registered in your own name;

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  you cannot receive physical certificates for your interest in the debt securities;

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  you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See "—Street Name and Other Indirect Holders";

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  you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

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  the depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

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  the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

        Special Situations When Global Security Will Be Terminated.    In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder.

        The special situations for termination of a global security are:

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  when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

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  when we notify the trustee that we wish to terminate the global security; or

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  when an event of default on the debt securities has occurred and has not been cured.

        Defaults are discussed later under "—Default and Related Matters".

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

        In the remainder of this description "you" means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled "—Street Name and Other Indirect Holders".

Overview of the Remainder of this Description

        The remainder of this description summarizes:

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  Additional mechanics relevant to our debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

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  your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities;

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  Subordination provisions in the subordinated debt indenture that may prohibit us from making payments on those securities;

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  a restrictive covenant contained in the senior debt indenture that restricts our ability to incur liens and other encumbrances on the common stock of some of our subsidiaries. A particular series of debt securities may have additional, fewer or different restrictive covenants;

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  situations in which we may invoke the provisions relating to defeasance;

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  your rights if we default or experience other financial difficulties; and

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  our relationship with the trustee.

Additional Mechanics

  Form, Exchange and Transfer of our Debt Securities

        Form.    The debt securities will be issued:

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  only in fully registered form;

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  without interest coupons; and

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  unless otherwise indicated in the prospectus supplement, in denominations that are even multiples of $1,000.

        Exchanges.    You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

        Transfer.    You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers of the debt securities.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

        If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

  Payment and Paying Agents

        We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

        We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in The City of New York. That office is currently located at 4 New York Plaza, New York, New York 10004. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

        If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how you will receive payments.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

  Notices

        We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee's records.

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

  Mergers and Similar Events

        We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless the following conditions (among others) are met:

  •
  Where we merge out of existence or sell or lease substantially all our assets, the other firm may not be organized under a foreign country's laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

  •
  The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

  •
  It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiaries, called liens, as discussed under "—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries". If a merger or other transaction would create any liens on the voting stock of our designated subsidiaries, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same voting stock to the direct holders of the senior debt securities.

  Modification and Waiver

        There are four types of changes we can make to either indenture and the debt securities issued under that indenture.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

  •
  change the payment due date of the principal or interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

  •
  change the place or currency of payment on a debt security;

  •
  impair your right to sue for payment of any amount due on your debt security;

  •
  impair any right that you may have to exchange or convert the debt security for or into securities or other property;

  •
  reduce the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

  •
  reduce the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

  •
  modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

        Changes Requiring a Majority Vote.    The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of each series affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

        Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes referenced in our indentures that would not adversely affect holders of the debt securities.

        Changes by Waiver Requiring a Majority Vote.    Fourth, we need a vote by direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants, including the one described later under "—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries". We also need such a majority vote to obtain a waiver of any past default, except a payment default listed in the first category described later under "—Default and Related Matters—Events of Default".

        Modification of Subordination Provisions.    In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the direct holders of a majority in aggregate principal amount of each affected series.

        Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

  •
  for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

  •
  for debt securities whose principal amount is not known (for example, because it is based on an index) we will use a special rule for that debt security described in the prospectus supplement; or

  •
  for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

        Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under "—Defeasance—Full Defeasance".

        We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

        If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

        Direct holders of subordinated debt securities must recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

  Senior Indebtedness

        Under the subordinated debt indenture, "senior indebtedness" includes all of our obligations to pay principal, premium (if any), interest, penalties, fees and other charges:

  •
  for borrowed money;

  •
  in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

  •
  under capital leases;

  •
  under letters of credit, bankers' acceptances or similar facilities;

  •
  issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

  •
  under swaps and other hedging arrangements; and

  •
  pursuant to our guarantee of another entity's obligations and all dividend obligations guaranteed by us.

        The following types of our indebtedness will not rank senior to the subordinated debt securities:

  •
  indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

  •
  indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

  •
  indebtedness we owe to a subsidiary of ours (other than Prudential Financial Capital Trust I, a statutory trust created under Delaware law by us); and

  •
  indebtedness we owe to any trust (including Prudential Financial Capital Trust II and Prudential Financial Capital Trust III), or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle, and which has issued equity securities or other securities that are similar to the preferred securities, unless the terms of that indebtedness expressly provide otherwise.

  Payment Restrictions on our Subordinated Debt

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

  •
  (a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

        If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

  General

        We have made certain promises in each indenture called "covenants" where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business. In addition, in the senior debt indenture we have made the promise described in the next paragraph. The subordinated debt indenture does not include the promise described in the next paragraph.

  Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries

        Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. In the senior debt indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by a mortgage, pledge, lien, security interest or other encumbrance (each an "encumbrance") on the common stock of our "designated subsidiary", of any successor to substantially all of the business of the designated subsidiary which is also a subsidiary of Prudential Financial, or of any corporation (other than Prudential Financial) directly or indirectly controlling the designated subsidiary. We do not need to comply with this restriction if we also secure all the senior debt securities that are deemed outstanding under the senior debt indenture equally with, or prior to, the indebtedness being secured, together with, if we so choose, any of our designated subsidiary's other indebtedness. This restriction, however, shall not apply to the $1,750,000,000 aggregate principal amount of notes of Prudential Holdings, LLC, which are secured by an encumbrance on common stock of the designated subsidiary. This promise does not restrict our ability to sell or otherwise dispose of our interests in our designated subsidiary.

        Our designated subsidiary means The Prudential Insurance Company of America.

Defeasance

        The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

  Full Defeasance

        If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

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  we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

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  there must be a change in current federal tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

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  we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

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  in the case of the subordinated debt securities, the following requirements must also be met:

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  no event or condition may exist that, under the provisions described above under "—Subordination Provisions", would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

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  we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

        If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under "—Subordination Provisions" would not apply. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

  Covenant Defeasance

        Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities without causing tax consequences to you. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

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  we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

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  we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

        If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

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  our promises regarding conduct of our business previously described above under "—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries", and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

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  the condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under "—Special Situations—Mergers and Similar Events"; and

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  the events of default relating to breach of covenants, described below under "—Default and Related Matters—Events of Default—What Is an Event of Default?".

        In addition, in the case of subordinated debt securities, the provisions described above under "—Subordination Provisions" will not apply if we accomplish covenant defeasance.

        If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

        The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture and as described above under "—Subordination Provisions".

  Events of Default

        You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

        What Is an Event of Default?    The term "event of default" means any of the following:

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  we do not pay the principal or any premium on a debt security on its due date;

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  we do not pay interest on a debt security within 30 days of its due date;

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  we do not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due, if we agree to maintain any such sinking fund;

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  we remain in breach of the restrictive covenant described previously under "—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries" or any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series;

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  we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

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  any other event of default described in the prospectus supplement occurs.

        Remedies If an Event of Default Occurs.    If you are the holder of a subordinated debt security, all remedies available to you upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "—Subordination Provisions". If an event of default has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series.

        You should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

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  you must give the trustee written notice that an event of default has occurred and remains uncured;

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  the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

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  the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

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  the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

        If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

        We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Our Relationship With the Trustee

        The trustee under our senior indenture and our subordinated indenture is JPMorgan Chase Bank. We and our subsidiaries maintain ordinary banking relationships with JPMorgan Chase Bank.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

        We may issue preferred stock in one or more series, as described below. The following briefly summarizes the provisions of our amended and restated certificate of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation which is an exhibit to the registration statement which contains this prospectus.

        The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

        As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

        Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our amended and restated certificate of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Board is Authorized to Issue Many Classes or Series of Preferred Stock

        We have authorized 10,000,000 shares of preferred stock with a par value of $0.01 per share. Under our amended and restated certificate of incorporation, our board of directors is expressly authorized, without further action by our shareholders, to provide for the issuance of all or any of the authorized shares of preferred stock in one or more classes or series and to fix for each class or series the voting powers (which means, full or limited, or no voting powers) and the distinctive designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, and to issue such shares. These rights and preferences may be superior to common stock as to dividends, voting rights and distributions of assets (upon liquidation or otherwise).

        The shares of preferred stock may be convertible into or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock, if our board of directors so determines. However, our board of directors does not have the authority to issue any shares of the preferred stock that are convertible into or exchangeable for shares of Class B stock or that have dividend, liquidation or other preferences with respect to the Class B stock but not the common stock or disproportionately with respect to the Class B stock as compared to the common stock unless holders of a majority of the outstanding shares of Class B stock approve. Our board of directors has the authority to change the designation or number of shares of preferred stock, or the relative rights, preferences and limitations of any class or series of preferred stock previously established and issued. Our board of directors will fix the terms of the series of preferred stock it designates by resolution adopted as may be permitted by the New Jersey Business Corporation Act before we issue any shares of the series of preferred stock.

        The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

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  the offering price at which we will issue the preferred stock;

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  the title, designation of number of shares and stated value of the preferred stock;

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  the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

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  any conversion or exchange rights;

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  whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

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  any liquidation rights;

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  any sinking fund provisions;

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  any voting rights; and

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  any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

        When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

        The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors' ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Dividends

        Holders of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

        We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

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  all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

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  the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

        Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Voting Rights

        The holders of shares of preferred stock will have no voting rights, except:

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  as otherwise stated in the applicable prospectus supplement;

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  as otherwise stated in the certificate of designations establishing the series; or

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  as required by applicable law.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

        If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Redemption

        If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder's, and may be mandatorily redeemed.

        Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

        Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

        The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part.

Transfer Agent and Registrar

        The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

        The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered, including their tax treatment. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

        We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

        We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

        Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder's depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

        The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

        In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

        If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

        The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

        The exchange or conversion rate per depositary share will be equal to:

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  the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

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  plus all money and any other property represented by one depositary share; and

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  including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

        The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

        We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges (other than any change in the fees of any depositary, registrar or transfer agent) or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under "—Withdrawal of Preferred Stock", to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

        The deposit agreement automatically terminates if:

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  all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

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  each share of preferred stock has been converted into or exchanged for common stock; or

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  a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

        We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder's depositary receipts.

Charges of Depositary and Expenses

        We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

        The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

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  we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

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  we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

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  we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

        The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF OUR COMMON STOCK

        The following briefly summarizes the provisions of our amended and restated certificate of incorporation and amended and restated by-laws that would be important to holders of common stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws which are exhibits to the registration statement which contains this prospectus.

Our Common Stock

        We have authorized 1,500,000,000 shares of common stock with a par value of $0.01 per share. Our authorized capital also consists of 10,000,000 shares of another class of common stock, the Class B stock. The common stock and the Class B stock are separate classes of common stock under New Jersey corporate law. We are not offering any Class B stock by means of this prospectus. The common stock reflects the performance of the Financial Services Businesses and the Class B stock reflects the performance of the Closed Block Business. As of April 8, 2003, 551,868,336 shares of common stock were outstanding. The outstanding shares of common stock are, and the shares of common stock offered by the registration statement when issued will be, fully paid and non-assessable. As of the date of this prospectus, 2,000,000 shares of Class B stock are outstanding, all of which are beneficially owned by American International Group, Inc. and Pacific LifeCorp. References in this prospectus to our common stock do not include Class B stock.

        Our common stock is listed on the New York Stock Exchange under the symbol "PRU".

  Dividend Rights

        Holders of common stock and of Class B stock may receive cash dividends as declared by our board of directors out of funds legally available for that purpose, subject to the rights of any holders of any preferred stock. To the extent dividends are paid on the Class B stock, shares of Class B stock are repurchased or the Closed Block Business has net losses, the amount legally available for dividends on the common stock will be reduced.

        In addition, payment of dividends is subject to the following additional conditions:

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  holders of common stock are entitled to receive dividends only out of the assets of the Financial Services Businesses that are legally available therefor under the New Jersey Business Corporation Act as if the Financial Services Businesses were a separate New Jersey corporation; and

  •
  holders of Class B stock are entitled to receive dividends only out of the assets of the Closed Block Business that are legally available therefor under the New Jersey Business Corporation Act as if the Closed Block Business were a separate New Jersey corporation.

        We have the right to, and expect to, pay dividends on the common stock and Class B stock in unequal amounts. We have the right to pay dividends on the Class B stock without paying dividends on the common stock, as well as the right to not pay dividends on the Class B stock even when funds legally available therefor exist.

        We will pay dividends on the Class B stock in an aggregate amount per year that is at least equal to the lesser of (1) $19.25 million and (2) what we call the "CB Distributable Cash Flow" for the applicable year. We have, however, the flexibility to suspend dividends on the Class B stock. If we do that despite the fact that CB Distributable Cash Flow exists for any period, then you, as a holder of common stock, will not receive dividends on your common stock for that period.

        "CB Distributable Cash Flow" means, for any quarterly or annual period, the sum of

  •
  the excess of (a) the Surplus and Related Assets over (b) the "Required Surplus" applicable to the Closed Block Business within The Prudential Insurance Company of America, to the extent that The Prudential Insurance Company of America is able to distribute such excess as a dividend to Prudential Holdings, LLC (its immediate parent holding company, which is a wholly owned subsidiary of Prudential Financial) under New Jersey law without giving effect, directly or indirectly, to the "earned surplus" requirement of Section 17:27A-4c.(3) of the New Jersey Insurance Holding Company Systems Law, plus

  •
  any amount held by Prudential Holdings, LLC allocated to the Closed Block Business in excess of remaining debt service payments on the IHC debt. For purposes of the foregoing, "Required Surplus" means the amount of surplus applicable to the Closed Block Business within The Prudential Insurance Company of America that would be required to maintain a quotient (expressed as percentage) of (a) the "Total Adjusted Capital" applicable to the Closed Block Business within The Prudential Insurance Company of America (including any applicable dividend reserves) divided by (b) the "Company Action Level RBC" applicable to the Closed Block Business within The Prudential Insurance Company of America, equal to 100%, where "Total Adjusted Capital" and "Company Action Level RBC" are as defined in the regulations promulgated under the New Jersey Dynamic Capital and Surplus Act of 1993. These amounts will be determined according to statutory accounting principles.

  Voting Rights

        Each share of common stock and each share of Class B stock gives the respective owner of record one vote on all matters submitted to a shareholder vote. The common stock and the Class B stock vote together as a single class on all matters submitted to a shareholder vote, except as otherwise required by law and except that the holders of the Class B stock have certain class voting or consent rights, including as noted below. Accordingly, the holders of a majority of the outstanding shares of common stock and Class B stock voting for the election of directors can elect all of the directors if they choose to do so, subject to any voting rights granted to holders of preferred stock.

        Actions requiring approval of shareholders will generally require approval by a majority vote at a meeting at which a quorum is present. Our amended and restated by-laws provide that, except as otherwise set forth in our amended and restated certificate of incorporation, the holders of 25% of the shares entitled to cast votes at a meeting constitute a quorum. Our amended and restated certificate of incorporation initially specifies a quorum of 25% of the shares entitled to cast votes at a meeting of shareholders. The amended and restated certificate of incorporation further provides that, in the event that the holders of at least the percentage of shares entitled to cast votes at a meeting of shareholders set forth in Column A below are present or represented at a meeting of shareholders, the quorum shall be increased to the percentage listed in Column B below, effective commencing the next succeeding annual or special meeting of shareholders:

Column A	Column B
25%	25%
35%	30%
45%	40%
55%	50%

        Following our annual meeting of shareholders in 2002, this quorum has increased to 40% from 25%.

        In addition to any class voting rights provided by law, holders of the Class B stock are entitled to vote as a class with respect to

  •
  any proposal by our board of directors to issue

  (1)
  shares of Class B stock in excess of an aggregate of two million outstanding shares (other than issuances pursuant to a stock split or stock dividend paid ratably to all holders of Class B stock),

  (2)
  any shares of preferred stock which are exchangeable for or convertible into Class B stock, or

  (3)
  any debt securities, rights, warrants or other securities which are convertible into, exchangeable for, or provide a right to acquire shares of, Class B stock, or

  •
  the approval of the actuarial or other competent firm selected for purposes of determining the "Fair Market Value" of the Class B stock in connection with any exchanges or conversions discussed below under "—Exchange and Conversion of Class B Stock."

In addition, pursuant to the subscription agreement for the Class B stock, the approval or consent of the holders of the Class B stock is required for various matters affecting the Class B stock or the Closed Block Business, including material changes in the investment policies for the Surplus and Related Assets. The approvals or consents of the Class B stockholders require the approval of the shares having a majority of the voting power of the Class B stock.

  Liquidation Rights

        In the event of a liquidation, dissolution or winding-up of Prudential Financial, the holders of common stock and any Class B stock will be entitled to receive a proportionate share in our net assets that remain after paying all liabilities and the liquidation preferences of any preferred stock.

        This proportionate share will be determined as follows:

  •
  If no Class B stock is outstanding at the time of a liquidation, dissolution or winding-up of Prudential Financial, each share of common stock will be entitled to an equal share of any net assets of Prudential Financial after paying all of Prudential Financial's liabilities and the liquidation preference of any preferred stock.

  •
  If shares of Class B stock are outstanding at the time of a liquidation, dissolution or winding-up of Prudential Financial, each share of common stock and of Class B stock will be entitled to a share of net liquidation proceeds in proportion to the respective "liquidation units" of each class. The formula below explains the computation of liquidation units.

In the second case, where shares of Class B stock are outstanding, each share of common stock will have one liquidation unit. Each share of Class B stock will have a number of liquidation units (including a fraction of one liquidation unit) that is equal to the quotient (rounded to the nearest five decimal places) of (i) the issuance price per share of the Class B stock divided by (ii) the average market value of one share of common stock during the 20 consecutive trading day period ending on (and including) February 16, 2002. During this 20-day period, the common stock had an average market value, as reported by Bloomberg, of $30.90 per share. Accordingly, each share of common stock has one liquidation unit and each share of Class B stock has 2.83172 liquidation units (that is, the issuance price of $87.50 divided by $30.90).

        Neither a merger nor a consolidation of Prudential Financial with any other entity, nor a sale, transfer or lease of all or any part of the assets of Prudential Financial would alone be deemed a liquidation, dissolution or winding-up for these purposes.

  Pre-emptive Rights

        Holders of our common stock and of our Class B stock have no pre-emptive rights with respect to any shares of capital stock that we may issue in the future.

  Shareholder Rights Plan

        The following is a summary of the material terms of our shareholder rights agreement, and each statement is qualified in its entirety by reference to the shareholder rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

        On December 18, 2001, Prudential Financial's shareholder rights agreement became effective. The shareholder rights plan does not apply to any share of Class B stock. Prudential Financial's transfer agent, EquiServe Trust Company, N.A., is the rights agent under the shareholder rights agreement. The shareholder protection rights will not prevent a takeover of Prudential Financial. However, the rights may render an unsolicited takeover of Prudential Financial more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer shareholders the opportunity to sell their shares at a price above the prevailing market rate and/or may be favored by a majority of the shareholders.

        Right to Purchase Preferred Stock.    Under the shareholder rights agreement, each outstanding share of common stock is coupled with one shareholder protection right. Each right initially entitles the holder to purchase 1/1000 of a share of a series of Prudential Financial preferred stock upon payment of the exercise price, which the board has initially set at $110 per right, subject to adjustment from time to time.

        Exercise of Protection Rights.    The shareholder protection rights are not exercisable until the distribution date, when they will become transferable separately from the common stock. The distribution date is the earlier of:

  •
  the tenth business day after the first public announcement that a person or group has become the beneficial owner of 10% or more of the total voting power of all outstanding Prudential Financial stock or such earlier or later date as determined by Prudential Financial's board of directors. The rights plan refers to the day of public announcement as the "stock acquisition date" and the person or group as an "acquiring person"; or

  •
  the tenth business day after the commencement of a tender or exchange offer for 10% or more of the total voting power of all outstanding Prudential Financial stock.

        If any person or group becomes an acquiring person, instead of thousandths of shares of preferred stock, each shareholder protection right will then generally represent the right to receive upon exercise an amount of common stock having a market value equal to twice the exercise price. If after a stock acquisition date Prudential Financial is acquired in a merger or other business combination or 50% or more of its consolidated assets or earnings power are sold or transferred, each shareholder protection right will then represent the right to receive upon exercise an amount of common stock of the acquiring person having a value equal to twice the exercise price. In addition, at any time after any person or group becomes an acquiring person but before it becomes the beneficial owner of 50% or more of the outstanding common stock, the board of directors of Prudential Financial may exchange all or part of the shareholder protection rights for common stock at an exchange ratio of 1:1.

        Redemption and Expiration of Protection Rights.    Prudential Financial's board of directors may redeem the shareholder protection rights only in whole, for one cent ($0.01) per right at any time until the tenth business day after the stock acquisition date. Unless redeemed earlier, the protection rights will expire on December 18, 2011.

  Exchange and Conversion of Class B Stock

        The common stock is not convertible.

        Exchange by Prudential Financial.    We may, at our option, at any time, exchange all outstanding shares of Class B stock into that number of shares of common stock which have an aggregate average market value (discussed below) equal to 120% of the appraised "Fair Market Value" (discussed below) of the outstanding shares of Class B stock.

        Conversion by Holders of Class B stock following Closed Block disposition or Change of Control.    If (1) Prudential Financial sells or otherwise disposes of all or substantially all of the Closed Block Business or (2) a "change of control" (as defined below) of Prudential Financial occurs, Prudential Financial must exchange all outstanding shares of Class B stock into that number of shares of common stock which have an aggregate average market value of 120% of the appraised Fair Market Value of such shares of Class B stock.

        Discretionary and Tax Event Conversion by Holders of Class B stock.    Holders of Class B stock may convert their shares of Class B stock into that number of shares of common stock which have an aggregate average market value equal to 100% of the appraised Fair Market Value of the outstanding shares of Class B stock

  •
  (1) in the holder's sole discretion, in the year 2016 or at any time thereafter, and

  •
  (2) at any time if (a) the Class B stock will no longer be treated as equity of Prudential Financial for federal income tax purposes or (b) the New Jersey Department of Banking and Insurance amends, alters, changes or modifies the regulation of the Closed Block, the Closed Block Business, the Class B stock or the IHC debt in a manner that materially adversely affects the CB Distributable Cash Flow.

In no event, however, may a holder of Class B stock convert shares of Class B stock to the extent such holder immediately upon such conversion, together with its affiliates, would be the "beneficial owner" (as defined under the Securities Exchange Act of 1934) of in excess of 9.9% of the total outstanding voting power of Prudential Financial's voting securities. In the event a holder of shares of Class B stock requests to convert shares pursuant to clause (2)(a) above, Prudential Financial may elect, instead of effecting such conversion, to increase the Target Dividend Amount to $12.6875 per share per annum retroactively from the time of issuance of the Class B stock.

        Conversion upon Material Transactions Affecting Common Stock.    In the event of any reclassification, recapitalization or exchange of, or any tender offer or exchange offer for, the outstanding shares of common stock, including by merger, consolidation or other business combination, as a result of which shares of common stock are exchanged for or converted into another security which is both registered under the Securities Exchange Act of 1934 and publicly traded, then the Class B stock will remain outstanding (unless exchanged by virtue of a "change of control" occurring or otherwise, or otherwise converted) and, in the event 50% or more of the outstanding shares of common stock are so exchanged or converted, holders of outstanding Class B stock will be entitled to receive, in the event of any subsequent exchange or conversion, the securities into which the common stock has been exchanged or converted by virtue of such reclassification, recapitalization, merger, consolidation, tender offer, exchange offer or other business combination. If, in the event of any reclassification, recapitalization or exchange, or any tender or exchange offer for, the outstanding shares of common stock, including by merger, consolidation or other business combination, as a result of which a majority of the outstanding shares of common stock are converted into or exchanged or purchased for either cash or securities which are not public securities, or a combination thereof, the Class B stock will be entitled to receive cash and/or securities of the type and in the proportion that such holders of Class B stock would have received if an exchange or conversion of the Class B stock had occurred immediately prior to the conversion, exchange or purchase of a majority of the outstanding shares of common stock and the holders of Class B stock had participated as holders of common stock in such conversion, exchange or purchase. The amount of cash and/or securities payable upon such exchange or conversion will be calculated based upon the Fair Market Value of the Class B stock as of the date on which the common stock was exchanged, converted or purchased and will be multiplied by 120%.

        Definitions.    For purposes of all exchanges and conversions,

  •
  "Average market value" of the common stock will be determined during a specified 20 trading day period preceding the time of the exchange or conversion.

  •
  "Change of control" means the occurrence of any of the following events (whether or not approved by our board of directors):

  (a)
  (i) any person(s) (as defined) (excluding Prudential Financial and specified related entities) is or becomes the beneficial owner (as defined), directly or indirectly, of more than 50% of the total voting power of the then outstanding equity securities of Prudential Financial; or (ii) Prudential Financial merges with, or consolidates with, another person or disposes of all or substantially all of its assets to any person, other than, in the case of either clause (i) or (ii), any transaction where immediately after such transaction the persons that beneficially owned immediately prior to the transaction the then outstanding voting equity securities of Prudential Financial beneficially own more than 50% of the total voting power of the then outstanding voting securities of the surviving person; or

  (b)
  during any year or any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Prudential Financial (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Prudential Financial was approved by a vote of a majority of the directors of Prudential Financial then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason, other than pursuant to (x) a proposal or request that the board of directors be changed as to which the holder of the Class B stock seeking the conversion has participated or assisted or is participating or assisting or (y) retirements in the ordinary course (as defined), to constitute a majority of the board of directors then in office.

  •
  "Fair Market Value" of the Class B stock means the fair market value of all of the outstanding shares of Class B stock as determined by appraisal by a nationally recognized actuarial or other competent firm independent of and selected by the board of directors of Prudential Financial and approved by the holders of a majority of the outstanding shares of Class B stock. Fair Market Value will be the present value of expected future cash flows to holders of the Class B stock, reduced by any payables to the Financial Services Businesses. Future cash flows will be projected consistent with the policy, as described in the plan of reorganization relating to the demutualization, for the board of directors of The Prudential Insurance Company of America to declare policyholder dividends based on actual experience in the Closed Block. Following the repayment in full of the IHC debt, these cash flows shall be the excess of statutory surplus applicable to the Closed Block Business over Required Surplus (as defined in the definition of "CB Distributable Cash Flow") for each period that would be distributable as a dividend under New Jersey law if the Closed Block Business were a separate insurer. These cash flows will be discounted at an equity rate of return, to be estimated as a risk-free rate plus an equity risk premium. The risk-free rate will be an appropriate ten-year U.S. Treasury rate reported by the Federal Reserve Bank of New York. The equity risk premium will be eight and one quarter percent initially, declining evenly to four percent over the following 21 years and remaining constant thereafter. Fair Market Value will be determined by appraisal as of a specified date preceding the time of the exchange or conversion.

Provisions of Prudential Financial's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

        A number of provisions of Prudential Financial's amended and restated certificate of incorporation and amended and restated by-laws concern corporate governance and the rights of shareholders. Some provisions, including those granting our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms of preferred stock without shareholder approval, may be viewed as having an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers that some shareholders may consider to be in their best interests. To the extent takeover attempts are discouraged, fluctuations in the market price of the common stock, which may result from actual or rumored takeover attempts, may be inhibited.

        The amended and restated certificate of incorporation and the amended and restated by-laws have provisions that also could delay or frustrate the removal of directors from office or the taking of control by shareholders, even if that action would be beneficial to shareholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they were favorable to the interests of shareholders, and could potentially depress the market price of the common stock.

        The following is a summary of the material terms of these provisions of Prudential Financial's amended and restated certificate of incorporation and amended and restated by-laws. The statements below are only a summary, and we refer you to the amended and restated certificate of incorporation and amended and restated by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. Each statement is qualified in its entirety by such reference. See "Where You Can Find More Information" for information about where you can obtain a copy of these documents.

  Classified Board of Directors; Number of Directors; Removal; Vacancies

        Prudential Financial's amended and restated certificate of incorporation provides that our directors will be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes serve staggered terms, so that the term of one class of directors expires each year. As a result of this provision, at least two annual meetings of shareholders may be required for shareholders to change a majority of our board of directors.

        Prudential Financial's amended and restated by-laws provide that the board of directors consists of not less than 10 nor more than 24 members, with the exact number to be determined by the board of directors from time to time. Our shareholders can remove a director or the entire board of directors from office, but only for cause and with the affirmative vote of 80% of the votes cast by shareholders who are entitled to vote for the election of directors. However, the number of affirmative votes cast at such a meeting of shareholders must be at least 50% of the total number of issued and outstanding shares entitled to vote thereon.

        Unless otherwise required by law, vacancies on the board of directors, including vacancies resulting from an increase in the number of directors or the removal of directors, may only be filled by an affirmative vote of a majority of the directors then in office or by a sole remaining director. The classification of directors, the ability of the board of directors to increase the number of directors and the inability of the shareholders to remove directors without cause or fill vacancies on the board of directors will make it more difficult to change the board of directors, and will promote the continuity of existing management.

  Limitations on Call of Special Meetings of Shareholders

        The amended and restated by-laws provide that special meetings of shareholders may only be called by the chairman of the board of directors, the chief executive officer, the president, or the board of directors or shareholders representing at least 25% of the shares outstanding.

  Limitation on Written Consent of Shareholders

        The amended and restated certificate of incorporation generally provides that action by holders of common stock cannot be taken by written consent without a meeting unless such written consents are signed by all shareholders entitled to vote on the action to be taken.

  Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings

        Prudential Financial's amended and restated by-laws establish advance notice procedures for shareholder proposals concerning nominations for election to the board of directors and new business to be brought before meetings of shareholders. These procedures require that notice of such shareholder proposals must be timely given in writing to the secretary of Prudential Financial prior to the meeting at which the action is to be taken. Generally, to be timely, we must receive the notice at Prudential Financial's principal executive offices not less than 120 nor more than 150 days prior to the anniversary date of the annual meeting of shareholders before the one in which the shareholder proposal is to be considered. The notice must contain information required by the amended and restated by-laws. These provisions make it procedurally more difficult for a shareholder to place a proposed nomination or new business proposal on the meeting agenda and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management.

  Supermajority Voting Requirement for Certain Amendments to the By-laws and Charter

        Our amended and restated certificate of incorporation and amended and restated by-laws require the approval of at least 80% of the votes cast at a meeting of shareholders to amend certain provisions of the amended and restated certificate of incorporation and amended and restated by-laws, including those described in this section, provided, that the number of votes cast at such meeting of shareholders is at least 50% of the total number of issued and outstanding shares entitled to vote thereon. This requirement exceeds the majority vote that would otherwise be required under the New Jersey Business Corporation Act. This supermajority requirement will make it more difficult for shareholders to reduce the anti-takeover effects of the amended and restated certificate of incorporation and amended and restated by-laws.

  Limitation of Liability and Indemnification Matters

        Amended and Restated Certificate of Incorporation.    Our amended and restated certificate of incorporation states that a director will not be held personally liable to Prudential Financial or any of its shareholders for damages for a breach of duty as a director except for liability based upon an act or omission:

  •
  in breach of the director's duty of loyalty to Prudential Financial or its shareholders,

  •
  not in good faith or involving a knowing violation of law, or

  •
  resulting in receipt by such director of an improper personal benefit.

This provision prevents a shareholder from pursuing an action for damages for breach of duty against a director of Prudential Financial unless the shareholder can demonstrate one of these specified bases for liability. The inclusion of this provision in the amended and restated certificate of incorporation may discourage or deter shareholders or management from bringing a lawsuit against a director for a breach of his or her duties, even though an action, if successful, might otherwise benefit Prudential Financial and its shareholders. This provision does not affect the availability of non-monetary remedies like an injunction or rescission based upon a director's breach of his or her duty of care.

        Amended and Restated By-Laws.    Our amended and restated by-laws provide that we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because such person is or was a director or officer of Prudential Financial, or is or was serving at the request of Prudential Financial as director or officer, employee or agent of another entity. This indemnification covers expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnified person in connection with such action, suit or proceeding. To receive indemnification, a person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Prudential Financial. In the case of any criminal action or proceeding, the indemnified person also must have had no reasonable cause to believe his or her conduct was unlawful. The amended and restated by-laws limit indemnification in cases when a person has been held liable to Prudential Financial.

Anti-Takeover Effect of New Jersey Business Corporation Act

  New Jersey Shareholders Protection Act

        We are subject to the provisions of Section 14A-10A of the New Jersey Business Corporation Act, which is known as the "Shareholders Protection Act".

        Generally, the Shareholders Protection Act prohibits a publicly held New Jersey corporation with its principal executive offices or significant business operations in New Jersey, like Prudential Financial, from engaging in any "business combination" with any "interested stockholder" of that corporation for a period of five years following the time at which that stockholder became an "interested stockholder". An exception applies if the business combination is approved by the board of directors before the stockholder becomes an "interested stockholder". Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations. An "interested stockholder" is (1) any person that directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting stock of Prudential Financial; or (2) any "affiliate" or "associate" of Prudential Financial that directly or indirectly beneficially owned 10% or more of the voting power of the then-outstanding stock of Prudential Financial at any time within a five-year period immediately prior to the date in question.

        In addition, under the Shareholders Protection Act, we may not engage in a business combination with an interested stockholder at any time unless:

  •
  our board of directors approved the business combination prior to the time the stockholder became an interested stockholder;

  •
  the holders of two-thirds of our voting stock (which includes common stock and Class B stock) not beneficially owned by the interested stockholder affirmatively vote to approve the business combination at a meeting called for that purpose; or

  •
  the consideration received by the non-interested stockholders in the business combination meets the standards of the statute, which is designed to ensure that all other shareholders receive at least the highest price per share paid by the interested stockholder.

A New Jersey corporation that has publicly traded voting stock may not opt out of these restrictions.

  Board Consideration of Certain Factors

        Under the New Jersey Business Corporation Act, in discharging his or her duties, a director of Prudential Financial may consider the effects that an action taken by Prudential Financial may have on interests and people in addition to Prudential Financial's shareholders, such as employees, customers and the community. The directors may also consider the long-term as well as the short-term interests of Prudential Financial and its shareholders, including the possibility that these interests may best be served by the continued independence of Prudential Financial.

Three-Year Limitation on Acquisition of Control

        Under the New Jersey statute governing the demutualization and our plan of reorganization, for the three years after the effective date of the demutualization, that is, until December 18, 2004, no person, other than Prudential Financial, its subsidiaries or any employee benefit plans or trusts sponsored by us, may offer to acquire 5% or more of Prudential Financial's common stock or total voting power without the prior approval of the New Jersey insurance regulator. Under this statute, the New Jersey insurance regulator may not approve the acquisition unless he or she determines, among other things, that:

  •
  the acquisition would not frustrate the plan of reorganization;

  •
  either Prudential Financial's board of directors has approved the acquisition or extraordinary circumstances that the plan of reorganization did not contemplate have arisen that justify their approval of the acquisition; and

  •
  the acquisition would be in the interests of our policyholders.

        The New Jersey statute governing the demutualization provides that any security that is subject to an agreement regarding acquisition or that is acquired or to be acquired in violation of the statute or in violation of an order of the New Jersey insurance regulator may not be voted at any shareholders' meeting, and any action of shareholders requiring the affirmative vote of a percentage of shares may be taken as though these securities were not issued and outstanding. If these securities are voted, however, any action taken at a shareholders' meeting will be valid unless it materially affects control of Prudential Financial or unless a New Jersey court has otherwise ordered.

Transfer Agent

        The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

DESCRIPTION OF WARRANTS WE MAY OFFER

General

        We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, common stock or any combination of these securities and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been filed as an exhibit to the registration statement which contains this prospectus.

        The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

  •
  the title of the warrants;

  •
  the total number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies investors may use to pay for the warrants;

  •
  the designation and terms of the underlying securities purchasable upon exercise of the warrants;

  •
  the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

  •
  if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the identity of the warrant agent;

  •
  the procedures and conditions relating to the exercise of the warrants; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

        A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

        The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

        We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock, preferred stock or depositary share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

        The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders' obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of debt securities, preferred stock, common stock or depositary shares of Prudential Financial, trust preferred securities or debt obligations of third parties, including U.S. treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

        The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

  •
  whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

  •
  whether the stock purchase contracts are to be prepaid or not;

  •
  whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

  •
  whether the stock purchase contracts will be issued in fully registered or global form; and

  •
  any other terms of the stock purchase contracts.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with a public offering of units.

DESCRIPTION OF PREFERRED SECURITIES THAT THE TRUSTS MAY OFFER

        The following summary outlines the material terms and provisions of the preferred securities that each trust may offer. The particular terms of any preferred securities that each trust offers and the extent if any to which these general terms and provisions may or may not apply to the preferred securities will be described in the applicable prospectus supplement.

        Each trust will issue the preferred securities under an amended and restated declaration of trust, which we will enter into at the time of any offering of preferred securities by each trust. The amended and restated declaration of trust for each trust is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Chase Manhattan USA, National Association, will act as Delaware trustee and JPMorgan Chase Bank will act as property trustee under the declarations of trust for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will be those contained in the applicable amended and restated declarations of trust and those made part of the amended and restated declarations of trust by the Trust Indenture Act and the Delaware Statutory Trust Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the forms of amended and restated declarations of trust, which are filed as exhibits to the registration statement which contains this prospectus, the Trust Indenture Act and the Delaware Statutory Trust Act.

Terms

        The amended and restated declarations of trust will provide that each trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The terms of the preferred securities, as a general matter, will mirror the terms of the senior or the subordinated debt securities that we will issue to each trust in exchange for the proceeds of the sales of the preferred and common securities, and any conversion feature applicable to the preferred securities will mirror the terms of the convertible debt securities or warrants, if any, that we will have issued to each trust. If we fail to make a payment on the senior or the subordinated debt securities, the trusts holding those debt securities will not have sufficient funds to make related payments, including cash distributions, on their preferred securities. If the preferred securities are convertible into or exchangeable for shares of our common stock or other securities, in the event that we fail to perform under any convertible debt securities or warrants we issue to the trusts, the trusts will be unable to distribute to the holders any of our shares of common stock or other securities to be distributed to the holders of the preferred securities upon their conversion.

        You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

  •
  the distinctive designation of the preferred securities and common securities;

  •
  the total and per-security-liquidation amount of the preferred securities;

  •
  the annual distribution rate, or method of determining the rate at which each trust issuing the securities will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

  •
  the date or dates on which the distributions will be payable and any corresponding record dates;

  •
  whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

  •
  the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related subordinated debt securities;

  •
  whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

  •
  the amount or amounts which will be paid out of the assets of each trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of each trust;

  •
  any obligation of each trust to purchase or redeem preferred securities issued by it and the terms and conditions relating to any redemption obligation;

  •
  any voting rights of the preferred securities;

  •
  any material United States federal income tax considerations;

  •
  any terms and conditions upon which the debt securities held by each trust issuing the preferred securities may be distributed to holders of preferred securities;

  •
  if the preferred securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of each trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

  •
  whether the preferred securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

  •
  any securities exchange on which the preferred securities will be listed; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the declarations of trust or with applicable law.

        We will guarantee the preferred securities to the extent described below under "Description of Trust Guarantees". Our guarantees, when taken together with our obligations under the related debt securities and the related indenture and any warrants and related warrant agreement, and our obligations under the amended and restated declarations of trust, would provide a full, irrevocable and unconditional guarantee of amounts due on any preferred securities and the distribution of any securities to which the holders would be entitled upon conversion of the preferred securities, if the preferred securities are convertible into or exchangeable for shares of our common stock or other securities. Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

Liquidation Distribution Upon Dissolution

        Unless otherwise specified in the applicable prospectus supplement, the amended and restated declarations of trust state that each trust will be dissolved:

  •
  on the expiration of the term of the trust;

  •
  upon bankruptcy, dissolution or liquidation of us or the holder of the common securities of the trust;

  •
  upon our written direction to the property trustee to dissolve the trust and distribute the related debt securities directly to the holders of the preferred securities and common securities;

  •
  upon the redemption by the trust of all of the preferred and common securities in accordance with their terms; or

  •
  upon entry of a court order for the dissolution of the trust.

        Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after each trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by each trust will be entitled to receive:

  •
  the related debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

  •
  if any distribution of the related debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment, and

  •
  if we issued warrants to the trust, a number of warrants equal to the holders' proportionate share to total number of warrants held by the trust.

        If a trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by such trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the indenture has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

        The following will be events of default under each amended and restated declaration of trust:

  •
  an event of default under the subordinated debt indenture occurs with respect to any related series of subordinated debt securities; or

  •
  any other event of default specified in the applicable prospectus supplement occurs.

        If an event of default with respect to a related series of debt securities occurs and is continuing under the related indenture, and the related indenture trustee or the holders of not less than 25% in aggregate principal amount of the related debt securities outstanding fail to declare the principal amount of all of such debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities of the trust holding the debt securities will have the right to declare such principal amount immediately due and payable by providing written notice to us, the property trustee and the indenture trustee under the related indenture.

        At any time after a declaration of acceleration has been made with respect to a related series of debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related debt securities and its consequences:

  •
  if we deposit with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related debt securities and other amounts due to the indenture trustee and the property trustee; and

  •
  if all existing events of default with respect to the related subordinated debt securities have been cured or waived except non-payment of principal on the related subordinated debt securities that has become due solely because of the acceleration.

        The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the indenture with respect to related debt securities, other than a default in the payment of principal of, or any premium or interest on, any related debt security or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related debt security. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the amended and restated declarations of trust.

        The holders of a majority in liquidation amount of the affected preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the amended and restated declarations of trust.

        A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the property trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder, if we fail to pay principal and any premium or interest on the related series of debt securities when payable.

        We are required to furnish annually, to the property trustee for each trust, officers' certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and the trusts are not in default under the applicable amended and restated declarations of trust or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trust

        A trust may not consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described above in "—Liquidation Distribution Upon Dissolution". A trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of the trust, consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any State if:

  •
  the successor entity either:

  •
  expressly assumes all of the obligations of the trust relating to its preferred and common securities; or

  •
  substitutes for the trust's preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

  •
  we appoint a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust;

  •
  the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

  •
  the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

  •
  the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred or common securities or any substituted successor securities in any material respect;

  •
  the successor entity has a purpose substantially identical to that of the trust;

  •
  prior to the merger event, we shall provide to the trust an opinion of counsel from a nationally recognized law firm stating that:

  •
  the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust's preferred or common securities in any material respect;

  •
  following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

  •
  following the merger event, the trust or the successor entity will continue to be classified as a grantor trust for United States federal tax purposes; and

  •
  we own, or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee.

        In addition, unless all of the holders of the preferred securities approve otherwise, a trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause such trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

        Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights except as discussed below and under "—Amendment to the Declarations of Trust" and "Description of Trust Guarantees—Modification of the Trust Guarantees", and as otherwise required by law.

        If any proposed amendment to the amended and restated declarations of trust provides for, or the trustee of a trust otherwise proposes to effect:

  •
  any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the declaration of trust or otherwise; or

  •
  the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust,

then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.

        The holders of a majority in aggregate liquidation amount of the preferred securities issued by each trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the applicable declaration of trust, including the right to direct the property trustee, as holder of the debt securities and, if applicable, the warrants, to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for any related subordinated debt securities or execute any trust or power conferred on the indenture trustee with respect to the related debt securities;

  •
  if we issue warrants to the trust, direct the time, method and place of conducting any proceeding for any remedy available to the property trustee as the registered holder of the warrants;

  •
  waive certain past defaults under the indenture with respect to any related debt securities, or the warrant agreement with respect to any warrants;

  •
  cancel an acceleration of the maturity of the principal of any related debt securities; or

  •
  consent to any amendment, modification or termination of the indenture or any related debt securities or the warrant agreement or warrants where consent is required.

        In addition, before taking any of the foregoing actions, we will provide to the property trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

        The property trustee will notify all preferred securities holders of each trust of any notice of default received from the indenture trustee with respect to the debt securities held by the trust.

        Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder's registered address at least 10 days and not more than 60 days before the meeting.

        No vote or consent of the holders of the preferred securities will be required for a trust to redeem and cancel its preferred securities in accordance with its declaration of trust.

        Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, or any affiliate of ours will, for purposes of any vote or consent, be treated as if they were not outstanding.

Amendment to the Declarations of Trust

        Each amended and restated declaration of trust may be amended from time to time by us and the property trustee and the administrative trustees of each trust, without the consent of the holders of the preferred securities, to:

  •
  cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision;

  •
  add to the covenants, restrictions or obligations of the sponsor; or

  •
  modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the debt securities held by the trust are treated as indebtedness for United States federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940;

provided, however, that, in each case, the amendment would not adversely affect in any material respect the interests of the holders of the preferred securities.

        Other amendments to the amended and restated declarations of trust may be made by us and the trustees of each trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of each trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the debt securities held by each trust as indebtedness for United States federal income tax purposes or affect the trust's exemption from the Investment Company Act of 1940.

        Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of each trust, the amended and restated declaration of trust may not be amended to:

  •
  change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date;

  •
  change any of the conversion or redemption provisions; or

  •
  restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

Removal and Replacement of Trustees

        Unless an event of default exists under the debt securities or, if the preferred securities are convertible and there is a separate warrant agreement, the warrant agreement, we may remove the property trustee and the Delaware trustee at any time. If an event of default exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all the trusts' common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the amended and restated declarations of trust.

Merger or Consolidation of Trustees

        Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable declarations of trust; provided, however, that the entity shall be otherwise qualified and eligible.

Information Concerning the Property Trustee

        For matters relating to compliance with the Trust Indenture Act, the property trustee for each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Except if an event of default exists under the amended and restated declarations of trust, the property trustee will undertake to perform only the duties specifically set forth in the declarations of trust. While such an event of default exists, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not obligated to exercise any of the powers vested in it by the amended and restated declarations of trust at the request of any holder of preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. But the holders of preferred securities will not be required to offer indemnity if the holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the declarations.

        JPMorgan Chase Bank, which is the property trustee for the trusts and Prudential Financial Capital Trust I (a statutory trust created under Delaware law by us), also serves as the senior debt indenture trustee, the subordinated debt indenture trustee and the guarantee trustee under the trust guarantee described below. We and certain of our affiliates maintain banking relationships with

JPMorgan Chase Bank, which are described under "Description of Debt Securities We May Offer—Our Relationship With the Trustee".

Miscellaneous

        The administrative trustees of each trust are authorized and directed to conduct the affairs of and to operate each trust in such a way that:

  •
  the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

  •
  the debt securities held by the trust will be treated as indebtedness of ours for United States federal income tax purposes; and

  •
  the trust will not be deemed to be an investment company required to be registered under the Investment Company Act of 1940.

        We and the trustees are authorized to take any action, so long as it is consistent with applicable law, the certificates of trust or the amended and restated declarations of trust, that we and the trustees determine to be necessary or desirable for the above purposes, as long as it does not materially and adversely affect the holders of the preferred securities.

        Registered holders of the preferred securities have no preemptive or similar rights.

        A trust may not, among other things, incur indebtedness or place a lien on any of its assets.

Governing Law

        The amended and restated declarations of trust and the preferred securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

DESCRIPTION OF TRUST GUARANTEES

        The following describes certain general terms and provisions of the trust guarantees which we will execute and deliver for the benefit of the holders from time to time of preferred securities. Each trust guarantee will be separately qualified as an indenture under the Trust Indenture Act, and JPMorgan Chase Bank will act as indenture trustee under the trust guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each trust guarantee will be those contained in such trust guarantee and those made part of the trust guarantee by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of trust guarantee, which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each trust guarantee will be held by the guarantee trustee of each trust for the benefit of the holders of the preferred securities.

General

        We will irrevocably and unconditionally agree to pay or make the following payments or distributions with respect to preferred securities, in full, to the holders of the preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that each trust may have except for the defense of payment:

  •
  any accrued and unpaid distributions which are required to be paid on the preferred securities, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so;

  •
  any distributions of our common stock or preferred stock or any other of our securities, in the event that the preferred securities may be converted into or exercised for our common stock or preferred stock, to the extent the conditions of such conversion or exercise have occurred or have been satisfied and the trust does not distribute such shares or other securities but has received such shares or other securities;

  •
  the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so; and

  •
  upon a voluntary or involuntary dissolution, winding-up or termination of the trust (other than in connection with the distribution of related subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

  •
  the total liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so; and

  •
  the amount of assets of the trust remaining available for distribution to holders of such preferred securities in liquidation of the trust.

        Our obligation to make a payment under each trust guarantee may be satisfied by our direct payment of the required amounts to the holders of preferred securities to which each trust guarantee relates or by causing the applicable trust to pay the amounts to the holders.

Modification of the Trust Guarantees; Assignment

        Except with respect to any changes which do not adversely affect the rights of holders of preferred securities in any material respect (in which case no vote will be required), a trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding preferred securities to which the trust guarantee relates.

Termination

        Each trust guarantee will terminate when any of the following has occurred:

  •
  all preferred securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the trust or both;

  •
  the debt securities held by the related trust have been distributed to the holders of the preferred securities; or

  •
  the amounts payable in accordance with the declaration of trust upon liquidation of the related trust have been paid in full.

        Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities to which the trust guarantee relates must restore payment of any amounts paid on the preferred securities or under the related trust guarantee.

Events of Default

        There will be an event of default under each trust guarantee if we fail to perform any of our payment or other obligations under that trust guarantee. However, other than with respect to a default in payment of any guarantee payment, we must have received notice of default and not have cured the default within 90 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our trust guarantees.

        Each trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee. If the guarantee trustee fails to enforce the trust guarantee, any holder of preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder's rights under the trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment.

Status of the Trust Guarantees

        The applicable prospectus supplement relating to the preferred securities will indicate whether each trust guarantee is our senior or subordinated obligation. If a trust guarantee is our senior obligation it will be our general unsecured obligation and will rank equal to our other senior and unsecured obligations.

        If a trust guarantee is our subordinated obligation, it will be our general unsecured obligation and will rank as follows:

  •
  subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture;

  •
  on parity with our most senior preferred or preference stock currently outstanding or issued in the future, with any guarantees of other preferred securities we or our affiliates may issue and with other issues of subordinated debt securities; and

  •
  senior to our common stock.

        The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to any subordination provisions and other terms of the trust guarantees relating to applicable subordination.

Information Concerning the Guarantee Trustee

        The guarantee trustee, except if we default under the trust guarantees, will undertake to perform only such duties as are specifically set forth in each trust guarantee and, in case a default with respect to a trust guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by any trust guarantee at the request of any holder of the preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it may incur.

Governing Law

        Each trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

Effect of Obligations Under the Debt Securities and the Trust Guarantees

        As long as we may make payments of interest and any other payments when they are due on the debt securities held by a trust, those payments will be sufficient to cover distributions and any other payments due on the preferred securities issued by such trust because of the following factors:

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  the total principal amount of the debt securities held by the trust will be equal to the total stated liquidation amount of the preferred securities and common securities issued by the trust;

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  the interest rate and the interest payment dates and other payment dates on the debt securities held by the trust will match the distribution rate and distribution payment dates and other payment dates for the preferred securities and common securities issued by the trust;

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  we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trust (other than obligations under the trust securities); and

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  the declaration of trust will further provide that the trust is not authorized to engage in any activity that is not consistent with its limited purposes.

        We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities to the extent a trust has funds available to pay such amounts as and to the extent set forth under this section. Taken together, our obligations under the debt securities, the related indenture, the declaration of trust and the trust guarantee will provide a full, irrevocable and unconditional guarantee of a trust's payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a trust guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of a trust's obligations under the preferred securities.

        If and to the extent that we do not make the required payments on the debt securities, the trusts will not have sufficient funds to make its related payments, including distributions on the preferred securities. A trust guarantee will not cover any payments when a trust does not have sufficient funds available to make those payments. Your remedy, as a holder of preferred securities, is to institute a direct action against us.

PLAN OF DISTRIBUTION

        We and the trusts may offer and sell the securities from time to time as follows:

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  to or through underwriters or dealers;

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  directly to other purchasers;

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  through designated agents; or

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  through a combination of any of these methods of sale.

        Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        Prudential Securities Incorporated is a subsidiary of Prudential Financial and may act as an underwriter or agent in connection with the offer and sale of securities offered by us or a trust, pursuant to this prospectus. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member, such as Prudential Securities Incorporated, distributes an affiliated company's securities. Prudential Securities Incorporated has advised Prudential Financial that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720. Prudential Securities Incorporated will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

        Because the National Association of Securities Dealers, Inc. ("NASD") views securities such as the preferred securities as interests in a direct participation program, any offering of preferred securities by any trust will be made in compliance with Rule 2810 of the NASD's Conduct Rules.

        In some cases, we and any trust may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. This prospectus and applicable prospectus supplement may also be used by Prudential Securities Incorporated and other affiliates of Prudential Financial in connection with offers and sales relating to the initial sale of the securities and any market making transactions in the securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. Prudential Securities Incorporated and its affiliates may act as principal or agent in these transactions.

        The securities (including securities issued or to be issued by us or the trusts or securities borrowed from third parties in connection with arrangements under which we or the trusts agree to issue securities to underwriters or their affiliates on a delayed or contingent basis) we and any trust distributed by any of these methods may be sold to the public, in one or more transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire securities of Prudential Financial to be issued on a delayed or contingent basis.

        We and the trusts may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We and the trusts may also designate agents from time to time to solicit offers to purchase securities from the public on our or the trusts' behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the trusts may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        In connection with the sale of securities, underwriters may receive compensation from us or the trusts or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions, which will not exceed 8% of the proceeds from the sale of the securities. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the trusts, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We and the trusts may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        If dealers are utilized in the sale of the securities, we and the trusts will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

        We and the trusts may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and any trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

        In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

        Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us or the trusts, or be customers of ours or the trusts, in the ordinary course of business.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for Prudential Financial by corporate counsel for Prudential Financial, who may be any of John M. Liftin, Esq., Susan L. Blount, Esq. or Gordon S. Calder, Jr., Esq., and for the underwriters, dealers or agents by Cleary, Gottlieb, Steen & Hamilton. Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the trusts and its preferred securities will be passed upon for the trusts and us by Richards, Layton & Finger, P.A. Richards, Layton & Finger, P.A. may rely as to matters of New York law upon the opinion of our corporate counsel. Our corporate counsel may rely as to matters of New Jersey law upon the opinion of Susan L. Blount, Esq., our Deputy General Counsel, and, as to matters of Delaware law, upon the opinion of Richards, Layton & Finger, P.A. As of the date of this prospectus, each such corporate counsel for Prudential Financial owned less than one percent of the common stock of Prudential Financial. Cleary, Gottlieb, Steen & Hamilton regularly provides legal services to us.

EXPERTS

        Our consolidated financial statements and financial statement schedules I through V as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, which are included in our Annual Report on Form 10-K for the year ended December 31, 2002 and which have been incorporated by reference in this registration statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports thereon incorporated by reference herein. The consolidated financial statements and financial statement schedules referred to above are included in reliance upon such reports of PricewaterhouseCoopers LLP, given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is traded on the New York Stock Exchange under the symbol "PRU". You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information furnished under Item 9 and Item 12 of our Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. We incorporate by reference the documents listed below and filings that we will make after the date of filing the initial registration statement and prior to the effectiveness of that registration statement, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that we have registered:

  •
  Annual Report on Form 10-K for the year ended December 31, 2002; and

  •
  Current Reports on Form 8-K filed February 19, 2003, March 21, 2003, April 17, 2003 and April 21, 2003.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

        Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102, (973) 802-6000.

        We have not included or incorporated by reference in this prospectus any separate financial statements of the trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

  •
  we will own all of the voting securities of the trusts;

  •
  the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our debt securities; and

  •
  we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.

        Although each trust would normally be required to file information with the SEC on an ongoing basis, we expect the SEC to exempt each trust from filing this information for as long as we continue to file our information with the SEC.

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SUMMARY DESCRIPTION OF NOTES
RISK FACTORS
INFORMATION IN THE PRICING SUPPLEMENT
AGENTS
USE OF PROCEEDS
DESCRIPTION OF THE NOTES
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
SUPPLEMENTAL PLAN OF DISTRIBUTION
SETTLEMENT
VALIDITY OF THE NOTES

PRUDENTIAL FINANCIAL, INC.
PRUDENTIAL FINANCIAL CAPITAL TRUSTS
RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
ABOUT THIS PROSPECTUS
NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER
DESCRIPTION OF OUR COMMON STOCK
DESCRIPTION OF WARRANTS WE MAY OFFER
DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER
DESCRIPTION OF UNITS WE MAY OFFER
DESCRIPTION OF PREFERRED SECURITIES THAT THE TRUSTS MAY OFFER
DESCRIPTION OF TRUST GUARANTEES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION